Exhibit 10.2

OFFICE LEASE AGREEMENT

Between

CARILLON PROPERTIES (LANDLORD)

and AIRLINE INTELLIGENCE SYSTEMS INC. (TENANT)

19.	Advertising and Signs	13
20.	Insolvency and Liens	13
	(a) Insolvency	13
	(b) Liens	13
21.	Condemnation	13
	(a) Entire Taking	13
	(b) Partial Taking	14
	(c) Awards and Damages	14
22.	Default	14
	(a) Cumulative Remedies	14
	(b) Tenant's Right to Cure	14
	(c) Vacation and Abandonment	14
	(d) Landlord's Re-entry	14
	(e) Reletting the Premises	14
	(f) Right to Perform	15
	(g) Late Payments	15
23.	Subordination to Mortgage	15
24.	Mortgagee Protection	15
25.	Holdover	15
26.	Agent	15
27.	Notices	15
28.	Costs and Attorneys' Fees	16
29.	Estoppel Certificates	16
30.	Limitation of Liability	16
31.	Transfer of Landlord's Interest	16
32.	Nonwaiver	16
33.	Quiet Possession	16
34.	Letter of Credit	16
35.	Landlord Default	17
36.	General	17
(a)	Headings	17
(b)	Heirs and Assigns	17
(c)	No Brokers	17
(d)	Identification of Tenant	17
(e)	Entire Agreement	18
(f)	Severability	18
(g)	Force Majeure	18
(h)	Changes to Building	18
(i)	Building Directory	18
(j)	Governing Law	18
(k)	Corporate Authority	18
(1)	Notice Addresses	18
(m)	Recordation	18
Notary		20
Exhibit A-l	Legal and Development Description	21
Exhibit A-2	Site Layout	22
Exhibit B	Floor Plan	23
Exhibit C	INTENTIONALLY OMITTED	24
Exhibit D	Additional Provisions	25
Exhibit E	Parking Agreement	27
Exhibit F	Subordination, Non-Disturbance & Attornment Agrmt	29
Exhibit G	Form of Tenant Estoppel Certificate	33
Exhibit H	Fomr of Letter of Credit Acceptable to Landlord	34

Office Lease Agreement

THIS LEASE AGREEMENT ("Lease") is dated the_______________________ day of ____________, 2007, by and between

CARILLON PROPERTIES, a Washington general partnership ("Landlord"), and AIRLINE INTELLIGENCE SYSTEMS INC., a Delaware corporation ('Tenant").

Landlord and Tenant agree as follows:

1.   Lease Data and Exhibits. The following terms shall have the meanings provided in this Section I unless otherwise specifically modified herein:

(a) Development, Building and Premises. "Development" as used in this Lease means all of the buildings, grounds, streets, parking areas and other improvements comprising the multi-use development known as Carillon Point and located in Kirkland, Washington, legally described on Exhibit A-1 and shown on Exhibit A-2. '"Building" as used in this Lease means Building 3000 in the Development; the Building is comprised of approximately 120,929 rentable square feet. "Premises" as used in this Lease means that space consisting of approximately 15,166 rentable square feet on the fifth (5th) floor of the Building, as outlined on the floor plan attached hereto as Exhibit B. The address of the Premises is 3500 Carillon Point, Kirkland, WA 98033.

(b) Tenant's Pro Rata Share. Tenant's Pro Rata Share of the Building is 12.54% calculated by dividing the rentable square feet of the Premises by the rentable square feet of the Building, as each may be reasonably determined from time to time by Landlord, in accordance with BOMA International Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996 ("BOMA International Standards").

(c) Building's Pro Rata Share of the Development Common Areas. The Building's Pro Rata Share of the Development is 20.49% calculated by dividing the rentable square feet of the Building by the rentable square feet of all buildings in the Development (and Landlord shall include a reasonable portion of rentable square feet for the hotel and marina), as each may be reasonably determined from time to time by Landlord, in accordance with BOMA International Standards.

(d) Term. Commencement and Expiration Dates. The term of this Lease (the 'Term") shall commence on the later of (i) July 15, 2007, and (ii) the date that Landlord delivers the Premises (the "Commencement Date"), and shall expire on the date that is sixty-three (63) months after the Commencement Date (the "Expiration Date"), unless earlier terminated as provided herein. Landlord shall use commercially reasonable efforts to deliver possession of the Premises to Tenant on or before July 15, 2007. If the Commencement Date has not occurred by July 15, 2007 due to the failure of an existing tenant to vacate the Premises, Tenant agrees that Landlord shall not be liable to Tenant for any loss or damage resulting there from and this Lease shall not be void or voidable, and Landlord shall diligently proceed with eviction proceedings against such holdover tenant(s), at Landlord cost and expense. Notwithstanding the foregoing, (i) Tenant shall have no obligation to pay Basic Rent or any other rent or charges payable under this Lease until the Premises has been delivered to Tenant, and (ii) if the Commencement Date has not occurred by October 15, 2007, Tenant shall be entitled to terminate this Lease by delivering written notice to Landlord of such termination, in which event neither Landlord nor Tenant shall have any further obligations hereunder and Landlord will promptly return the Letter of Credit (defined in Section 1(f)) and any prepaid rent or other charges paid by Tenant to Landlord. When the Commencement Date has been ascertained, the parties hereto agree promptly to execute a memorandum confirming the Commencement Date and scheduled Expiration Date.

(e)  Basic Rent. Tenant shall pay Basic Rent as follows:

(i) On or about the date of mutual execution of this Lease, Tenant shall pay the sum of Fifty Thousand One Hundred Twenty-Three and 64/100 Dollars ($50.123.64), representing monthly Basic Rent of Sixteen Thousand Seven Hundred Seven and 88/100 Dollars ($16.707.88) per month, for the 3-month period from July 15, 2007 through October 14, 2007, based upon $13.22 per rentable square foot of the Premises.

(ii) From October 15, 2007 to October 14, 2008, Tenant shall pay monthly Basic Rent of Forty Eight Thousand Eight Hundred Nine and 24/100 Dollars ($48.809.24) per month based upon $38.62 per rentable square foot of the Premises.

(iii) From October 15, 2008 to October 14. 2009, Tenant shall pay monthly Basic Rent of Fifty Thousand Seventy Three and 08/100 Dollars ($50.073.08) per month based upon $39.62 per rentable square foot of the Premises.

(iv) From October 15, 2009 to October 14, 2010, Tenant shall pay monthly Basic Rent of Fifty One Thousand Three Hundred Thirty Six and 91/100 Dollars ($51.336.91) per month based upon $40.62 per rentable square foot of the Premises.

(v) From October 15, 2010 to October 14, 2011. Tenant shall pay monthly Basic Rent of Fifty Two Thousand Six Hundred and 74/100 Dollars ($52.600.74) per month based upon $41.62 per rentable square foot of the Premises.
(vi)  From October 15. 2011 to October 14, 2012, Tenant shall pay monthly Basic Rent of Fifty Three Thousand Eight Hundred Sixty Four and 58/100 Dollars ($53.864.58) per month based upon $42.62 per rentable square foot of the Premises.

Notwithstanding the foregoing, if the Commencement Date occurs later than July 15, 2007, the dates listed above will be adjusted such that Tenant's obligation to pay Basic Rent will commence on the Commencement Date (with the first adjustment occurring on the date which is three (3) months after the Commencement Date and thereafter each adjustment occurring every twelve (12) months).

During the initial Lease Term, Landlord and Tenant hereby agree to be bound by the rentable area and usable area measurement of the Premises set forth on Exhibit B attached hereto, notwithstanding the fact that measuring the Premises using different methods, means, devices and/or personnel might yield different results. If Tenant elects to extend the Lease Term, the measurement of the Premises may be revised based on the then current measurement.

Basic Rent includes the Base Amount, which shall be the Actual Expenses (as defined in Section 7 below) for the 2007 calendar year (the "Base Year")- In addition to Basic Rent, to the extent that the Actual Expenses for each succeeding Operating Year exceed the Base Amount, Tenant shall pay its Pro Rata Share of such excess as Additional Rent in the manner described in Section 7 below. "Rent" as used in this Lease shall mean Basic Rent and Additional Rent.

Tenant has deposited with Landlord, and Landlord hereby acknowledges receipt of, the sum of Forty Eight Thousand Eight Hundred Nine and 25/100 Dollars ($48.809.25) to be applied to the Basic Rent for the fourth month under this Lease.

(f)  Letter of Credit. No later than the scheduled Commencement Date (unless delayed by Landlord's acts or omissions), Tenant shall deposit with Landlord an unconditional and irrevocable standby letter of credit in the amount of Five Hundred Ten Thousand and 00/100 Dollars ($510.000.00) ("Letter of Credit"), as security for the full and faithful performance of every provision of the Lease to be performed by Tenant pursuant to the terms and conditions set forth in Section 34 hereof. The Letter of Credit shall be made in favor of Landlord and shall: (i) be in form and substance acceptable to Landlord in Landlord's reasonable discretion; (ii) be issued by a national banking association maintaining offices in the United States of America acceptable to Landlord in Landlord's reasonable discretion (the "Bank"); (iii) be available for draw by Landlord at an office of the Bank located in the Seattle area in the State of Washington; (iv) be governed by the Internationa] Standby Practices set by the International Chamber of Commerce; (v) permit partial drawings; and (vi) automatically renew on the same terms and conditions so that the Letter of Credit continuously remains in full force and effect for the Term. Landlord confirms that [Bank of America] is acceptable as the Bank and that the form of Letter of Credit attached hereto as Exhibit H is acceptable in form and substance to Landlord, provided, however, Tenant may also use another Bank or form of Letter of Credit that meets Landlord's criteria set forth above.

In the event Tenant's operations generate positive cash flow as of each of the dates outlined below (each, an "Adjustment Date"), as evidenced by audited financial statements for the twelve (12) month period prior to the applicable Adjustment Date, then Landlord and Tenant agree to amend the Letter of Credit to decrease the amount of the Letter of Credit to the amount as outlined below:

Adjustment Date	Principal Amount
First day of Month 28	$306,000.00
First day of Month 52	$102,000.00

(g)  Exhibits. Landlord and Tenant agree that this Lease is further subject to the provisions of the attached Exhibits which are listed below. The provisions of the Exhibits are understood to be an integral portion of this Lease.

Exhibit A-l                              -           Legal and Development Description
Exhibit A-2                             -           Site Layout
Exhibit B                                 -           Premises Floor Plan
Exhibit C                                 -           Intentionally Omitted
Exhibit D                                -           Additional Provisions
Exhibit E                                 -           Parking Agreement

Exhibit F Exhibit G Exhibit H

Subordination, Non Disturbance and Attornment Agreement Landlord's Mortgagee's form of Tenant Estoppel Certificate Landlord accepted form of Letter of Credit

2. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions herein set forth herein, the Premises together with the non-exclusive rights of ingress and egress over the Building Common Areas and the Development Common Areas, all as shown on Exhibit A-2 below.

3. Rent. Tenant shall pay Landlord without notice the Rent, and any other payments due hereunder, from and after the Commencement Date, without deduction or offset (except as specifically set forth herein) in lawful money of the United States of America in advance on or before the first day of each month (or at other dates specified in this Lease) during the Term at Landlord's Notice Address set forth on the signature page, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent for any partial month at the beginning or end of the Term shall be prorated.

4. Construction of Improvements. Subject to Landlord's obligation to perform the improvements set forth in this Section 4, and except as specifically provided in this Lease, Landlord shall provide the Premises to Tenant "As Is Where Is." Prior to the Commencement Date, Landlord shall (i) provide new paint, (ii) clean carpets throughout the Premises, (iii) repair all damaged ceiling tiles and window blinds as necessary, and (iv) ensure all Building systems are functioning properly. Any alterations to the Premises shall be made pursuant to Section 14 of the Lease and with the prior consent of Landlord.

5. Uses.
(a) General Use. The Premises shall be used only for general office and ancillary purposes which are consistent with applicable zoning and the operation of a first class building (the "Permitted Use") and for no other business or other purpose without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Neither Tenant, nor its agents, employees or contractors, shall use the Premises, the Building Common Areas or the Development Common Areas to conduct unlawful activities or in any other manner that is unlawful or that will increase the Landlord's then existing rate of insurance, unless Tenant pays all of such increases. Tenant shall not commit, or knowingly allow to be committed, any waste upon the Premises, or any public or private nuisance or other act or thing that disturbs the quiet enjoyment of any other tenant in the Building. Tenant shall not, without written consent of Landlord, use any apparatus, machinery or device in or about the Premises that will cause any substantia] noise, vibration or fumes or disturb the quiet enjoyment of any other tenant in the Building. Tenant shall observe such rules and regulations concerning Tenant's use, operations, or occupancy of the Premises, the Building Common Areas, or the Development Common Areas, as may be adopted by Landlord from time to time and made available to Tenant by written notice, so long as the same are not inconsistent with this Lease and do not materially increase Tenant's obligations or costs hereunder. Tenant, at its own expense, shall comply with all laws, rules, orders, regulations and requirements of any federal, state, county or local governmental authority (collectively, "Requirements") which impose any duty on Landlord or Tenant with respect to Tenant's use, operations, or occupancy of the Premises, including the Requirements of the Americans with Disabilities Act ("ADA"). Tenant shall indemnify, defend and hold Landlord harmless from any liabilities, damages, obligations, losses, claims, actions, costs or expenses, including attorneys' and other professional fees, arising from any violation of the Requirements that is Tenant's responsibility under this Lease.

6.  Hazardous Materials. Tenant, its officers, partners, members, employees, contractors, or agents shall not cause or permit the escape, disposal or release of any hazardous substances or materials on or in the Development, the Building or the Premises. Tenant, its officers, partners, members, employees, contractors, or agents shall not store or use such hazardous substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such hazardous substances or materials, nor bring into the Development any such hazardous substances or materials, except in amounts which are not subject to regulation. Without limitation, hazardous substances or materials shall include those described in the Comprehensive Environmental Response. Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., any applicable state or local laws and the regulations adopted under these acts. Notwithstanding the foregoing, Tenant shall be entitled to use hazardous substances at the Premises which are incidental to general office use, such as photocopier toner and cleaning supplies, so long as such use is in compliance with laws and prudent business practices.  If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous substances or materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand if such requirement applies to the Premises. In addition. Tenant shall execute affidavits or certifications from time to time at Landlord's request concerning Tenant's actual knowledge and belief regarding the presence of hazardous substances or materials on the Premises, (other than customary office supplies as referenced above). In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any escape, disposal or release by Tenant, its officers, partners, members, employees, contractors, or agents of hazardous substances or materials on the Premises, the Building or the Development. The covenants and indemnities contained in this Section 6 shall survive the expiration or earlier termination of the Term.

(a) Landlord's Right to Cure. After notice to Tenant and a reasonable opportunity for Tenant to effect such compliance, Landlord may, but is not obligated to, enter upon the Premises and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Premises and the Building. However, Landlord shall not be obligated to give Tenant notice and an opportunity to effect compliance if: (i) such delay might result in material adverse harm to Landlord or the Premises, Building or Development, or (ii) an emergency exists. If it has been determined that a release of hazardous substances or materials on the Premises, the Building or Development was caused or otherwise resulted from Tenant's use, operations or occupancy of the Premises (regardless of whether Tenant knew about such release), Tenant shall reimburse Landlord for the full amount of all costs and expenses incurred by Landlord in connection with such compliance activities, and such obligation shall continue even after the expiration or earlier termination of this Lease. Tenant shall notify Landlord immediately of any emission, disposal or release of any hazardous substances or materials on the Premises.

(b) Landlord's Release. Tenant shall not be liable for. and Landlord hereby releases Tenant, its officers, partners, members and employees from all losses, costs, claims, liabilities and damages (including attorneys' and consultants' fees) of every type and nature, arising out of or in connection with any hazardous substances or materials present on or before the Commencement Date on or about the Premises, the Building or the Development, or the violation of any Requirements relating to such hazardous substances or materials, except to the extent that any of the forgoing results from the release or emission of hazardous substances or materials by Tenant its officers, partners, members, employees, contractors, or agents. Landlord confirms, to Landlord's actual knowledge as of the date hereof without any duty of investigation or injury, that Landlord has received no written notice of violations of hazardous substances laws that exist at the Premises, the Building or the Development.

c) Third Parties. If any hazardous substances or materials are used, disposed of or otherwise occurs within the Premises, the Building, or the Development due to an act or omission of a third party (i.e., a party other than described in the Tenant and Landlord indemnifications set forth above), then all costs of cleanup, repair, remediation and litigation shall be treated as an operating expense for which Tenant shall pay its Pro Rata Share, but there shall be a credit against such operating expenses to the extent Landlord receives compensation or insurance from the third party or insurer for such loss or damage.

(d) Complete Agreement. This Section 6 constitutes the entire agreement of Landlord and Tenant regarding hazardous substances and materials. No other provisions of the Lease shall apply thereto.

7.   Additional Rent.

(a)  Tenant Payment. From and after January 1, 2008, to the extent that the Actual Expenses for a calendar year exceeds the Base Amount, Tenant shall pay its Pro Rata Share of such excess as Additional Rent in the manner described below.

(b)  Definitions.

(1)  "Actual Expenses" shall mean the actual expenses paid or incurred by Landlord during any Operating Year for the Building Operating Expenses, the Building's Pro Rata Share of the Development Common Area Expenses, and Real Property Taxes.

(2)  "Base Amount" shall mean the Actual Expenses for the Base Year.

(3)   "Building Operating Expenses" shall mean all expenses paid or incurred by Landlord for maintaining, operating and repairing the Building and the personal property used in conjunction therewith, including, without limitation: the costs of refuse collection, water, sewer, electricity, gas and other utilities; supplies; janitorial and cleaning services; interior and exterior window washing; plant maintenance; services of independent contractors for maintenance and operations; compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, maintenance and repair of the Building; insurance deductibles and premiums on insurance as Landlord in its sole discretion decides to carry; licenses, permits and inspection fees; management fees; legal and accounting expenses; the amortized amount of capital improvements constructed after completion of the Building, which capital expenditures will be amortized by dividing the capital improvement costs by the useful life of the capital improvements as reasonably determined by Landlord in accordance with generally accepted accounting and management practices; Maintenance Reserves, costs arising from any Requirements requiring changes to the Building, including, without limitation, the ADA; and any other expense or charge whether or not hereinabove described, which in accordance with generally accepted accounting and management practices would be considered an expense of maintaining, operating or repairing the Building, excluding:

(A) costs to replace the foundation and structural portions of the exterior walls and roof of the Building, or to comply with any Requirement applicable to the Building or the Development Common Areas prior to the Commencement Date;

(B) payments of principal and interest charges incurred on debt, or depreciation expenses;

(C) the wages and benefits of any employee who does not devote substantially all of his or her time to the Development unless such wages and benefits are appropriately prorated;

(D) costs of any items for which Landlord is entitled to receive an unqualified reimbursement from insurance proceeds, from a tenant, or from any third party;

(E) legal fees and costs, settlements, judgments or awards arising out of negotiations or disputes with any other tenant or potential tenant of the Building;

(F) marketing costs, brokerage fees, leasing commissions, legal fees, advertising and promotional expenses specifically designed for marketing and letting space within the Building;

(G) costs of electrical, heating, cooling and combined utility services to th extent that such services are separately metered to a premises and paid directly by such tenant;

(H) any item of expense included in the Development Common Area Expenses or Real Property Taxes;

(I) expenses resulting from the negligence or willful misconduct of Landlord or its employees, contractors, or agents;

(J) any amount paid to any person, firm or corporation related to or otherwise affiliated with Landlord or any genera! partner, officer or director of Landlord, or any of its general partners to the extent that they exceed arms length competitive prices in the Kirkland, Washington area for the services or goods provided;

(K) Landlord's general corporate overhead and general and administrative expenses, including amounts paid to any partners, shareholders, officers and/or directors of Landlord for salary or other compensation to the extent any such amounts do not apply to the management and operation of the Building or Development, and including costs relating to maintaining Landlord's existence as a legal entity;

(L) fines, penalties, or interest incurred due to Landlord's delinquent payment of obligations; and

(M) the expense of extraordinary services provided to other tenants in the Building or Development or provided selectively to one or more tenant or occupants (other than Tenant), including without limitation, any special or excessive use of utilities, such as HVAC or electricity, by such other tenants.

(4) "Development Common Areas" shall mean the areas in the Development other than the buildings, the parking garages, the hotel and the marina.

(5) "Development Common Area Expenses'" shall mean all expenses paid or incurred by Landlord for maintaining, operating and repairing the Development Common Areas and the personal property used in conjunction therewith, including, without limitation: the cost of maintaining the asphalt drives and parking areas; refuse collection, water, sewer, electricity, gas and other utilities; supplies; janitorial and cleaning services; landscape maintenance; services of independent contractors; compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, maintenance and repair of the Development Common Areas; insurance deductibles and premiums on insurance which Landlord in its sole discretion decides to carry; licenses, permits and inspection fees; management fees; legal and accounting expenses; the amortized amount of capital improvements constructed after completion of the Development determined by dividing the capital improvement costs by the useful life of the capital improvements as reasonably determined by Landlord in accordance with generally accepted accounting and management practices; costs arising from any Requirements requiring changes in the Development or rearrangements of the Development Common Areas, including, without limitation, costs of compliance with the ADA; and any other expense or charge whether or not hereinafter described, which is in accordance with generally accepted accounting and management practices would be considered an expense of maintaining, operating or repairing the Development Common Areas, excluding:

(A) costs to replace the foundation and structural portions of the exterior walls and roof of a building in the Development, or to comply with any Requirement applicable to the Development prior to the Commencement Date;

(B) payments of principal and interest charges incurred on debt, or depreciation expenses;

(C) the wages and benefits of any employee who does not devote substantially all of his or her time to the Development unless such wages and benefits are appropriately prorated;

(D) costs of any items for which Landlord is entitled to receive an unqualified reimbursement from insurance proceeds, from a tenant, or from any third party;

(E) legal fees and costs, settlements, judgments or awards arising out of negotiations or disputes with any other tenant or potential tenant of the Development;

(F) marketing costs, brokerage fees, leasing commissions, legal fees, advertising and promotional expenses specifically designed for marketing and letting space within the Development;

(G) costs of electrical, heating, cooling and combined utility services to the extent that such services are separately metered and paid directly;

(H) Any item of expense included in Building Operating Expenses or Real Property Taxes;

(I) expenses resulting from the negligence or willful misconduct of Landlord or its employees, contractors, or agents;

(J) any amount paid to any person, firm or corporation related to or otherwise affiliated with Landlord or any general partner, officer or director of Landlord, or any of its general partners to the extent that they exceed arms length competitive prices in the Kirkland, Washington area for the services or goods provided;

(K) Landlord's general corporate overhead and general and administrative expenses, including amounts paid to any partners, shareholders, officers and/or directors of Landlord for salary or other compensation to the extent any such amounts do not apply to the management and operation of the Building or Development, and including costs relating to maintaining Landlord's existence as a legal entity;

(L) fines, penalties, or interest incurred due to Landlord's delinquent payment of obligations; and

(M) the expense of extraordinary services provided to other tenants in the Building or Development or provided selectively to one or more tenant or occupants (other than Tenant), including without limitation, any special or excessive use of utilities, such as HVAC or electricity, by such other tenants.

(6) "Estimated Expenses" shall mean Landlord's estimate of Actual Expenses for a Operating Year minus the Base Amount multiplied by Tenant's Pro Rata Share, to be given by Landlord to Tenant pursuant to Section 7(c) below.

(7) "Maintenance Reserves" shall mean an amount established for the purpose of paying for repairs, maintenance and replacements to the Building systems in the Building or the Premises incurred on a periodic, but less frequent than annual, basis.

(8) "Occupancy Adjustment" shall mean that in the event the average occupancy level of the Building for any Operating Year, including the Base Year, was or is not one hundred percent (100%) of full occupancy, then the Actual Expenses for such year shall be proportionately adjusted by Landlord to reflect those costs which would have occurred had the Building been one hundred percent (100%) occupied during such year.

(9) "Operating Year" shall mean January 1 through December 31 of each calendar year of the Term.

(10)  "Real Property Taxes" shall mean: (i) the total amount of all real and personal property taxes, assessments, including omit tax, and other governmental impositions and charges of every kind and nature, now or hereafter imposed, including surcharges with respect to the Development (excluding the hotel and the marina) or the use, occupancy or possession thereof; and (ii) taxes on Tenant's Personal Property (as defined in Section 13), which have not been paid by Tenant directly to the taxing authority, as well as any taxes levied or assessed in addition to, in lieu of, or as a substitute for, in whole or part, taxes now levied or assessed or any other tax upon owning, leasing or rents receivable by Landlord from the Development (excluding the hotel and marina), but not including any federal or state or local income tax or inheritance, transfer, gift, succession or franchise taxes imposed on Landlord, all determined with respect to the period for which such taxes are (or would have been if timely levied) due and payable. The Real Property Taxes for the Development (excluding the hotel and marina) shall be allocated amongst the buildings in the Development (excluding the hotel and marina) on a per rentable square foot basis. All assessments shall be paid by Landlord and charged to Tenant in installments over the longest permitted term.

(c) Manner of Payment. Tenant's payment of Additional Rent shall be made as follows:

(1) Within ninety (90) days of the commencement of each Operating Year following the Base Year, Landlord shall furnish Tenant a written statement of the Estimated Expenses for such Operating Year and a calculation of the twelve (12) monthly installments of Additional Rent to be paid by Tenant and the deficit, if any, for the first three (3) months of such Operating Year. If at any time or times during a Operating Year it reasonably appears to Landlord that the amount of Actual Expenses will vary from the Estimated Expenses by more than three percent (3%) on an annual basis, then Landlord by written notice to Tenant may revise the Estimated Expenses for such Operating Year and the monthly installments of Additional Rent made by Tenant for the balance of such Operating Year shall be thereafter based on such revised Estimated Expenses.

(2) Within ninety (90) days after the end of each Operating Year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of Actual Expenses, with a listing of amounts of Actual Expenses in the major categories of Building Operating Expenses, Development Common Area Expenses and Real Property Taxes, (b) any amount paid by Tenant toward such Additional Rent during such Operating Year on an estimated basis, and (c) any revised estimate of Tenant's obligations for Additional Rent for the current Operating Year.

(3) If the Statement shows Tenant's estimated payments were less than Tenant's Actual Expenses, less the Base Amount, then Tenant shall pay the difference. If the Statement shows an increase from Tenant's Estimated Expenses, then Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current Operating Year through the month in which the Statement is sent. Tenant shall make such payments within thirty (30) days after Landlord sends the Statement.

(4) If the Statement shows the Tenant's Estimated Expense payments exceeded Tenant's Actual Expenses, less the Base Amount, then Tenant shall receive a credit for the difference against payments of Rent next due. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference, within thirty (30) days after Landlord sends the Statement.

(5) So long as Tenant's obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. In lieu of providing one (1) Statement covering Building Operating Expenses, Real Property Taxes, and Development Common Area Expenses, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Building Operating Expenses, Real Property Taxes, or Development Common Area Expenses.

(d) Pro Ration. If the Term ends other than on December 31, Tenant's obligations to pay Estimated Expenses and actual amounts towards Additional Rent for such final Operating Year shall be prorated to reflect the portion of such year included in the Term. Such pro ration shall be made by multiplying (i) the Base Amount (as stated on an annual basis) and (ii) the total estimated or actual Additional Rent for such Operating Year, by a fraction wherein the numerator is the number of days of the Term during such Operating Year and the denominator is 365 days.

(e) Landlord's Records. The determination of Additional Rent shall be made by Landlord. Landlord or its agents shall keep records for three (3) years after delivery of a Statement, in reasonable detail, showing all expenditures made or items enumerated in the Statement (the "Expense Information"). Such records shall be available for inspection by or on behalf of Tenant, at Tenant's cost, at Landlord's office during regular business hours and after reasonable notice, but in any event prior to the expiration of the Term. If any such inspection shows Landlord overstated Tenant's share of Additional Rent for the subject Lease Year by more than five percent (5%) of the actual amount payable by Tenant, Landlord shall reimburse Tenant for the reasonable costs and expenses of the inspection (not to exceed $ 1,000).

8. Personal Property Taxes. Tenant shall pay, prior to delinquency, all personal property taxes payable with respect to all of Tenant's Personal Property as defined in Section 13 below, located on the Premises or in the Building and promptly upon request of Landlord shall provide written proof of such payment. "Personal Property Taxes" shall include all property taxes assessed against Tenant's Personal Property, whether assessed as real or personal property.

9. Taxes on Rent. The Rent stated herein and any payment provided for in this Lease is exclusive of any sales, business and occupation or other tax or charge upon, based upon or measured by rents payable to Landlord hereunder, the number of employees of Tenant, or any other tax which is not currently in effect. If during the Term any such tax or other charge becomes payable by Landlord to any governmental authority, the Rent hereunder shall be deemed increased by such amount upon twenty (20) days' written notice by Landlord to Tenant. The foregoing does not apply to federal, state, or local income, inheritance, gift, succession or franchise taxes payable by Landlord.

10. Maintenance and Other Services Provided by Landlord. Landlord will maintain and repair the foundation, exterior walls and structural portions of the roof of the Building, the other buildings in the Development in a manner customary for Class A office buildings in the Greater Seattle area. In addition, Landlord will provide, maintain, replace the Building systems, including without limitation: electricity for lighting and standard power usage office machines; water and sewer; security system; and mechanical, cooling heating, and ventilation, at such times as the Landlord normally furnishes this service to other tenants of the Building, but in no event less than normal business hours, and at such temperatures and in such amounts as are reasonably standard for Class A office buildings in the Greater Seattle area. All services including elevator, Building access through the security system, water, and parking, but not including the cooling, heating, and ventilation systems, shall be available at all times. Normal business hours shall be from 7:00 a.m. to 6:00 p.m. on weekdays, and 8:00 a.m. to noon on Saturdays, excluding legal holidays. Landlord shall also provide daily (i.e., five days per week) janitorial service, lamp replacement for building standard lighting, toilet room supplies and perimeter window washing (at least twice annually), all with reasonable frequency customary to Class A office buildings in the Greater Seattle area. Unless charged to individual tenants (including the Tenant) as hereinafter provided, the costs of such Landlord services shall be included as "Building Operating Expenses" or "Development Common Area Expenses", as applicable, and paid as Additional Rent pursuant to Section 7. Landlord shall not be liable for any loss or damage caused by or resulting from any variation, interruption or failure of such services due to any cause whatsoever, and no temporary interruption or failure of such services incident to the making of repairs, alterations or improvements or due to accident or strike conditions shall be deemed as an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder. For those services within Landlord's reasonable control, Landlord will take commercially reasonable steps to correct any interruption of services as soon as practicable; provided, however, in the event there is an interruption of utilities or services which materially affects Tenant's use of the Premises for more than ten (10) business days caused by the gross negligence or willful misconduct of Landlord, as Tenant's sole and exclusive remedy unless Section 35 of the Lease shall apply, in which case Tenant shall be entitled to the rights and remedies set forth therein, Tenant's Rent shall be abated until such time as the utilities or services are restored. Landlord shall provide mechanical, cooling, heating, and ventilation at times other than normal business hours upon Tenant's written request and reasonable notice to Landlord, and Tenant shall pay the reasonable cost thereof (which is currently equal to $30.00 per hour for each half of each floor in the Building. Landlord shall provide a security system (and issue cards, keys, or other appropriate access devices) which will allow Tenant access to the Premises at all times.

If Tenant has special mechanical, cooling, heating, ventilation, electrical or other requirements, Landlord shall have the right to approve any modifications or additions to the existing Building systems, in Landlord's sole discretion. The cost of furnishing, installing, operating and maintaining such additional equipment and appurtenances to satisfy these requirements, including separate meters if requested by Landlord, shall be borne by Tenant, with Tenant either paying directly to the utility if separately metered or paying to Landlord as Additional Rent, the reasonable cost of providing such additional services.

11. Assignment and Subletting.

(a) Prior Written Consent. Without Landlord's prior written consent. Tenant shall not cause or permit, directly or indirectly, voluntarily or involuntarily, any of the following events (or any amendment to the instrument affecting the same): (i) sale, assignment, hypothecation, mortgage, encumbrance, conveyance or other transfer of the Lease (or any interest therein); (ii) a sublease of the Premises or any portion thereof; or (iii) the use and/or occupancy of the Premises or any portion thereof by anyone other than Tenant (individually referred to as a "Transfer"). Notwithstanding the foregoing, and subject to subsection (d) below. Tenant's subleasing of the Premises to an affiliated entity, or the assignment this Lease to an affiliated entity or a successor entity related to Tenant by a purchase of substantially all of the Tenant's assets, a merger or consolidation, non-bankruptcy reorganization, or government action (individually referred to as an "'Allowed Transfer"), shall not constitute a "Transfer" for the purpose of this Lease. As used herein, an "affiliated entity" means an entity which controls, is controlled by or is under common control with Tenant.

(b) Approval Process. If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord the following items:

(1) A copy of the proposed sublease, assignment, or other transfer agreement at least fifteen (15) days (but no more than 180 days) prior to the proposed effective date of such instrument. As a condition precedent to any Transfer being effective, the instrument (with this Lease as an Exhibit thereto) shall provide that the sublessee or assignee (the "Transferee") is bound by all of the provisions, terms, covenants, and conditions of this Lease (other than, in the case of a sublease, payment of Rent or provisions relating to spaces not covered by the sublease), that Tenant (and all guarantors) shall continue to be and remain liable hereunder jointly and severally with the Transferee, and that Landlord's consent to the Transfer shall not be deemed a consent to any subsequent Transfer;

(2) A copy of all material changes to or modifications of the proposed sublease, assignment or other transfer agreement promptly if and when made;

(3) An original or a copy of the final sublease, assignment or other transfer agreement, duly executed and acknowledged by the Tenant and the proposed Transferee, at least five (5) business days prior to the proposed effective date of such assignment, sublease, or other transfer agreement; and

(4) Any other items or information Landlord may reasonably request, including, without limitation, sufficient information to permit Landlord to determine acceptability of the financial wherewithal and character of the proposed Transferee.

(c) Limitation of Landlord's Withholding of Consent. Landlord shall not unreasonably withhold or delay its consent to or approval of any proposed Transfer if all of the following conditions are fully satisfied:

(1) Tenant is not in default of its obligations under this Lease at the time of Tenant's request, unless curing such default is a condition to the effectiveness of the proposed Transfer;

(2) The use and occupancy of the Premises by the Transferee is consistent with applicable zoning, the applicable Requirements, and is consistent with the nature of Development as a Class A mixed-use office, hotel and retail complex;

(3) The proposed assignment or sublease does not conflict with or cause Landlord to be in default under any provision of any other lease for any other part of the Development;

(4) The Transferee (and its guarantors, if any,) has or have the financial wherewithal to fully perform the obligations with respect to the proposed assignment, sublease or transfer agreement, taking into consideration all relevant factors; and

(5) The form and substance of all proposed assignments, subleases, and transfer documents are consistent with the terms of this Lease, and provide that Landlord's consent to the Transfer shall not be deemed a consent to any subsequent Transfer.

(d) Allowed Transfer Requirements. For an Allowed Transfer to be valid and effective, the following conditions must be fully satisfied:

(1) Tenant is not in default of its obligations under this Lease at the time of the Allowed Transfer;

(2) Landlord must have received written notice of Tenant's exercise of its right to enter into an Allowed Transfer, including the name and address of the Transferee, or the related or successor entity;

(3) Tenant shall have provided Landlord with a copy of the proposed sublease, assignment or transfer agreement which states the effective date of the Allowed Transfer; and

(4) Tenant shall have received no monetary consideration for the Lease; and

(5) If Tenant has subleased or assigned this Lease to a parent, subsidiary or affiliate of Tenant, evidence that the Transferee or the related successor entity has the same or better financial position as the Tenant had of the date that it executed this Lease.

(e) Processing Fee. Tenant shall pay Landlord a reasonable fee to review the Transfer or an Allowed Transfer documentation submitted to Landlord not to exceed $2,500.00. Such fee shall cover the direct and indirect costs and expenses incurred by Landlord in connection with such review, including, but not limited to the following: wages, salaries, and benefits of Landlord's employees, fees for services rendered and costs advanced by architects, engineers, space planners, landscape architects, construction managers, attorneys, real estate consultants, and other professionals; copying and messenger fees; general and administrative expenses.

(f) Subleasing Profits. Except in the case of an Allowed Transfer, fifty percent (50%) of any rent, additional rent, fee or charge collected by Assignee in excess of the Rent due under the Lease as described in Sections 3 and 7. shall be payable to Landlord as it is collected by Tenant.

(g) Recapture.

(1) If Tenant wishes to assign the Lease in its entirety to an unaffiliated third party (an "Assignment"), such Assignment shall be subject to Landlord's right to recapture.

(2) If Landlord intends to exercise its right to recapture, Landlord will give notice of such intent within thirty (30) days after Landlord becomes aware that Tenant has notified Landlord that Tenant intends to enter into an Assignment, or within thirty (30) days after Tenant has requested Landlord's consent to a proposed Assignment, whichever occurs last.

(3) If Landlord exercises its right to recapture, Tenant's right to occupy and/or use the Premises shall terminate on the proposed effective date of the Assignment (the "Recapture Date").

(4) If Landlord exercises its right to recapture, Tenant's obligation to pay Rent for the Recaptured Space shall terminate on the earlier of: the Recapture Date; or ninety (90) days after Landlord exercises its right to recapture.

12. Care of Premises. Tenant shall keep the Premises in a reasonably neat, clean and sanitary condition and shall at all times preserve them in the same condition as when received, ordinary wear and tear or damage due to casualty or condemnation excepted. If Tenant shall fail to do so, and after expiration of Tenant's cure period, Landlord may at its option place the Premises into said condition and state of repair, and in such case, the Tenant shall pay the costs thereof within thirty (30) days of Landlord's written demand (with reasonable accompanying documentation). Tenant shall reimburse Landlord for the cost of replacing all broken interior or exterior glass with glass of same or similar quality, subject to Section 18(d). Tenant shall have no responsibility to perform, repair, maintain or improve any Building system serving the Premises which is located outside the demising walls of the Premises or does not exclusively serve the Premises. Landlord shall perform such work and the cost of such work shall be included in Building Operating Expenses and/or Development Common Area Expenses, as applicable.

13. Surrender of Possession. Subject to the terms of Section 16 relating to damage and destruction, and Section 21 relating to condemnation, upon expiration or termination of the Term of this Lease, whether by lapse of time or otherwise (including any holdover period), Tenant at its expense shall: (1) remove Tenant's personal property that (A) was installed by Tenant and (B) is not attached to the Premises or the removal of which will not damage the Premises, including, but not limited to: wires, data and voice cabling and appurtenant installations related thereto including, without limitation plenums and/or risers (the "Wires"'); furniture; equipment; inventory, and all other personal property located on the Premises (collectively, 'Tenant's Personal Property"); (2) repair and restore the Premises to a condition as good as received by Tenant from Landlord or as thereafter improved, reasonable wear and tear excepted; and (3) promptly and peacefully surrender the Premises (including surrender of all Tenant Improvements and/or other alterations, additions or improvements installed in the Premises, except Tenant's Personal Property that does not become part of the Building). Any of Tenant's Personal Property left on the Premises after the expiration or termination of the Term shall be deemed to have been abandoned and the property of Landlord to dispose of as Landlord deems expedient, and Tenant shall be liable for all costs associated with the disposal of such Tenant's Personal Property. Notwithstanding the forgoing: (1) Landlord shall have the right, within thirty (30) days prior to the expiration or termination of the Term of this Lease, to notify Tenant that it intends to reuse all or any portion of the Wires, and in such event such Wires shall remain in the Premises upon surrender; and (2) if the Premises have been improved with Nonstandard Items (and Tenant has been notified that of such Non-Standard Items, as set forth below), Tenant shall reimburse Landlord for its actual and reasonable costs to replace all such Non-Standard Items with Building Standard Items, as defined in Section 14 of this Lease, within thirty (30) days of receipt of an invoice therefor.

14. Alterations. Tenant shall make no additions, changes, alterations or improvements (collectively, "Alterations") to the Premises which exceed the cost of $ 1.00 per foot over the Term, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. In addition, Tenant shall make no Alternations to the Premises which include Non-Standard Items, as defined below, which impact or involve any structural components or the exterior design of the Building, or which require modification of the electrical or mechanical systems pertaining to the Building or the Premises, without the prior written consent of Landlord, which consent may be withheld in Landlord's reasonable discretion.

(a) All Alterations shall be consistent with building standard: ceiling suspension systems and ceilings; fluorescent light fixtures; mechanical cooling, heating and ventilation unit covers; millwork detail; doors and door sills; hardware; hard surface floor tile; and base trim and all materials used shall be of a quality comparable to those in the Premises and Building ("Building Standard Items"). Tenant shall submit to Landlord no later than thirty (30) days before commencing construction of an Alteration Tenant's plans and/or specifications. To the extent any proposed item of an Alteration is not consistent with Building Standard Items. Landlord shall advise Tenant in writing concurrently with Landlord's consent to the proposed Alterations and in any event prior to the date that Tenant commences construction of such Alterations (collectively, "Non-Standard Items").

(b) Tenant shall pay Landlord a reasonable fee to review Tenant's plans and specifications, to inspect the Alterations, and (if Landlord requires that the Alterations be performed under Landlord's supervision) to supervise the Alterations; such amount shall be no less than the amount necessary to cover all direct and indirect costs and expenses incurred by Landlord in connection with such review, inspection, and supervision, including, but not limited to the following: wages, salaries, and benefits of Landlord's employees; fees for services rendered and costs advanced by architects, engineers, space planners, landscape architects, construction managers, attorneys, real estate consultants, and other professionals; copying and messenger fees; and general and administrative expenses; etc. All Alterations shall be performed in a good and workmanlike manner and shall be in accordance with plans and specifications approved by Landlord, and Landlord may require that all such Alterations be performed under Landlord's supervision. If Landlord consents to and/or supervises any such Alterations by Tenant, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same, except for Landlord's negligent supervision. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of the Alterations.

(c) During the construction of Alterations, Tenant shall maintain a safe working environment, including the continuation of all fire and security protection devices, if any, previously installed in the Premises by Landlord.

15. Entry and Inspection. Landlord, after not less than 24 hours notice and at reasonable times may enter the Premises for the purpose of inspecting, altering or improving the Premises or the Building subject to Tenant's reasonable security measures; provided, however, in the event of an emergency, Landlord may immediately enter the Premises, without notice. Nothing in this Section shall impose upon Landlord any obligation not expressly imposed elsewhere in this Lease. Landlord shall have the right at reasonable times to enter the Premises for the purpose of showing the Premises to prospective purchasers and lenders and to prospective tenants during the period beginning one hundred and eighty (180) days prior to a the expiration or sooner termination of this Lease.

16. Damage or Destruction.

(a)  Damage and Repair. In case of damage to the Premises or the Building by fire or other casualty, Tenant immediately shall notify Landlord.

(i)  If the cost of restoration as estimated by Landlord shall amount to less than twenty-five percent (25%) of said replacement value of the Building and insurance proceeds sufficient for restoration (including the amount of any deductibles and coinsurance amounts collected by Landlord as Building Operating Expenses) are available, then Landlord shall restore the Building and the Premises to the extent that the improvements to the Premises were either originally provided by Landlord or insured by Landlord, with reasonable promptness, subject to Force Majeure delays and to delays in the making of insurance adjustments, and Tenant shall have no right to terminate this Lease.

(ii)  If the Building is damaged by fire or any other cause to such extent that thecost of restoration, as reasonably estimated by Landlord, will equal or exceed twenty five percent (25%) of the replacement value of the Building, or if insurance proceeds sufficient for full restoration (including the amount of any deductibles and coinsurance amounts collected by Landlord as Building Operating Expenses) are unavailable for any reason, then Landlord, no later than the sixty (60) days following the date of the damage, shall give Tenant a notice of election to either terminate this Lease or to restore the Building to the extent that the improvements were either originally provided by Landlord or insured by Landlord (which notice will include Landlord's reasonable estimate of the time to complete such repairs or restoration), in which case this Lease shall remain in full force and effect.

(iii) Notwithstanding subsection (i) and (ii) above, in the event the Building is damaged such that it in Landlord's reasonable opinion it would take more than three hundred and sixty-five (365) days from the date of such damage to restore the Building, then either Landlord or Tenant may elect to terminate this Lease in the manner provided herein. Landlord shall notify Tenant no later than sixty (60) days following the date of the damage if Landlord concludes the time to complete restoration of the Building will exceed 365 days. Landlord may include in such notice that it desires to terminate the Lease; provided, however, if the Landlord's notice does not include a termination, Tenant may terminate the Lease, by giving written notice to the Landlord within ten (10) days thereafter. In the event either party elects to terminate the Lease. Tenant shall surrender possession of the Premises within a reasonable time thereafter, and the Rent shall be apportioned as of the date of Tenant's surrender and any Rent paid for any period beyond such date shall be repaid to Tenant.

(b) Rent Abatement; Business Interruption. In the event of repair, reconstruction and restoration by or through Landlord as herein provided, the Basic Rent, Additional Rent and any other charges (including, without limitation, parking charges) payable under the Lease shall be abated proportionately to the degree to which Tenant's use of the Premises is materially impaired during the period of such repair, reconstruction or restoration. Except for such rent abatement, no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or the Building. Landlord shall use commercially reasonable efforts to affect such repair promptly.

(c) Tenant Improvements - Alterations - Tenant's Personal Property. Landlord will carry insurance on the improvements constructed in the Premises. Landlord shall not carry, and Tenant shall be responsible for insurance coverage for any Alterations and Tenant's Personal Property. Landlord shall not be obligated, and Tenant shall repair any damage thereto or replace the same.

17. Indemnification. Tenant shall indemnify, hold harmless and defend Landlord from and against all liabilities, damages, obligations, losses, claims, actions, costs, or expenses, including attorneys' and other professional fees, in conjunction with loss of life, personal injury and/or property damage arising out of the occupancy or use by Tenant of any part of the Premises, the Building or the Development, occasioned wholly or in part by any act or omission of Tenant or its officers, partners, members, contractors, licensees, agents, servants, employees, guests, invitees or visitors, except to the extent caused by or resulting from the negligence or willful misconduct of Landlord or its employees or agents. The foregoing provisions shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the gross negligence or willful misconduct of Landlord, its agents or employees or other tenants of the Building. Landlord shall not be liable for any loss or damage to persons or property sustained by Tenant or other persons, which may be caused by theft, or by any act or neglect of any tenant or occupant of the Building or the Development or any other third parties as set forth herein.

18.  Insurance.

(a) Liability Insurance. Throughout the term of this Lease and any renewal or extension hereof, Tenant at its own expense, shall keep and maintain in full force and effect, a policy of commercial general liability insurance on an occurrence form including a contractual liability endorsement covering Tenant's obligations under Section 17. insuring Tenant's activities upon, in or about the Premises, the Building or the Development against claims of bodily injury or death or property damage or loss with a limit of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and in the aggregate (per policy year) which shall be primary and noncontributory. General Aggregate shall apply on a per location basis. In addition, Tenant shall maintain statutory workers' compensation insurance and employer's liability insurance with statutory limits as required in the state and commercial automobile liability insurance in a form providing coverage not less than the standard commercial automobile liability ISO form CA 00 01 06 92 (or its equivalent) covering all owned, non-owned, borrowed and hired automobiles in a limit of no less than $1,000,000 per occurrence.

(b) Property Insurance. Throughout the term of this Lease and any renewal hereof, Tenant at its own expense, shall keep and maintain in full force and effect what is commonly referred to as "all risk" coverage insurance or its equivalent (but excluding earthquake and flood) on Tenant's Alterations and Tenant's Personal Property, in an amount not less than the current 100% replacement value thereof.

(c) Insurance Policy Requirements. All insurance required under this Section shall be with companies rated AX or better in Best's Insurance Guide. No insurance policy required under this Section shall be canceled or reduced in coverage and each insurance policy shall provide that it is not subject to cancellation or a reduction in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall deliver to Landlord prior to its entry into the Premises, or the Commencement Date, whichever occurs first, and from time to time thereafter, copies of policies of such insurance or certificates evidencing the existence and amounts of same and naming Landlord and Landlord's Mortgagee (if such Mortgagee is identified to Tenant) as an additional insureds thereunder. The limits of any required insurance policy shall not limit the liability of Tenant under this Lease.

(d) Waiver of Subrogation. Notwithstanding any other provision to the contrary herein, Landlord and Tenant release each other, their agents and employees from liability and waive all right of recovery against each other for any property loss from perils insured against under their respective policies for damages caused by fire or other perils that are covered by insurance (or should have been covered if Tenant carried the insurance required to be carried by this Lease and Landlord carried the insurance that is typically carried by reasonably prudent owners of buildings or developments similar in size, type, location and quality as the Building and Development), regardless of any fault or negligence. Deductibles under any such policies shall be deemed to be self insured and shall be included within such waiver of subrogation. Each party shall use reasonable efforts to cause its insurance carriers to consent to the foregoing waiver of rights of subrogation against the other party and shall promptly inform the other if its insurance company refuses to do so. Notwithstanding the foregoing, no such release shall be effective unless and to the extent the aforesaid insurance policy or policies expressly permit such release or contain a waiver of the carrier's right to be subrogated.

(e) Landlord's Insurance. Landlord agrees to maintain such property insurance on the Building which is required by Landlord's first mortgage lender (which currently is carried at 100% replacement cost on a blanket basis with Landlord's other properties), or if no such loan exists, such casualty insurance and all-risk property damage insurance as is determined by Landlord as appropriate to protect against casualty loss and property damage, which shall be consistent with the property insurance typically carried by reasonably prudent owners of buildings or developments similar in size, type, location and quality as the Building and Development. In addition, Landlord shall carry commercial liability insurance in commercially reasonable amounts, consistent with what that is typically carried by reasonably prudent owners of buildings or developments similar in size, type, location and quality as the Building and Development. The cost of such insurance and any other form of insurance carried by Landlord with respect to the Building or the Development shall be included as either part of the Building Operating Expenses or the Development Common Area Expenses.

19. Advertising and Signs. Tenant shall not place on the exterior of the Premises or the Building, or any exterior door or wall or the exterior or interior of any window thereof, or any part of the interior of the Premises visible from the exterior thereof, any sign or advertising matter and shall not place any decoration, letter or other thing of any kind on the glass of any window or door of the Premises, without the prior written consent of Landlord. With respect to any sign or advertising matter or decoration approved by Landlord, Tenant at its sole cost and expense shall maintain the same in good condition and repair at all times. Landlord hereby reserves the exclusive right to use for any purpose whatsoever the roof and exterior of the walls of the Premises or the Building. Landlord reserves the right to temporarily remove Tenant's sign during any period when Landlord repairs, restores, constructs or renovates the Premises or Building. Landlord shall have the right to prohibit any advertising by Tenant that, in Landlord's reasonable opinion, tends to impair the reputation of the Building as a Class A office building. Upon the expiration or sooner termination of this Lease, Tenant at Landlord's request shall remove all signs, advertising matters or decorations at its sole cost and expense and repair any resulting damage to the Premises.

20.  Insolvency and Liens.

(a) Insolvency. If Tenant becomes insolvent, or voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant, and any of the foregoing is not dismissed within sixty (60) days thereafter. Landlord at its option may terminate this Lease and Tenant's right of possession under this Lease and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding. In the event of an assumption or assignment by operation of law under the federal Bankruptcy Code or any state bankruptcy or insolvency law and Landlord elects (or is otherwise prevented from electing) not to terminate this Lease, the trustee in assuming this Lease or any assignee thereof shall (a) remedy the Tenant's prior default under this Lease, (b) be bound by and assume all of the terms and conditions of this Lease, (c) provide adequate assurances of future performance of all the terms, conditions and covenants of this Lease, which shall include making the following express covenants to the Landlord; (1) there is sufficient capital to pay all Rent due under the Lease for the entire Term, (2) assumption of the Lease by any assignee will not cause Landlord to be in violation or breach of any provision of any existing lease, finance agreement, or operating agreement concerning or in the Development, and (3) such assumption or assignment by the assignee will not substantially disrupt or impair any existing tenant mix or development plans for the Building or Development.

(b) Liens. Tenant shall not permit any lien to be filed against the Development or the Building by reason of obligations incurred by or on behalf of Tenant. Tenant hereby indemnifies and holds Landlord harmless from any liability from any such lien. If any lien is filed against the Development, or the Building by any person claiming by. through or under Tenant, Tenant shall upon request of Landlord, at Tenant's expense, immediately furnish to Landlord a bond in form and amount and issued by a surety satisfactory to Landlord, indemnifying Landlord against all liability, costs and expenses, including attorneys' fees, which Landlord may incur as a result thereof. Provided that such bond has been furnished to Landlord, Tenant, at its sole cost and expense and after written notice to Landlord, may contest, by appropriate proceedings conducted in good faith and with due diligence, any lien, encumbrance or charge against the Development or the Building rising from work done or materials provided to and for Tenant, if, and only if, such proceedings suspend the collection thereof from Landlord and neither the Development or the Building nor any part thereof or interest therein is or will be in any danger of being sold, forfeited or lost.

21. Condemnation.

(a) Entire Taking. If fifty-one percent (51%) or more of the Premises is taken by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority and all Rent and other payments shall be paid to that date.

(b) Partial Taking. In the event of a taking of fifty percent (50%) or less of the Premises, or a portion of the Building or the Development Common Areas not required for the reasonable use of the Premises, this Lease shall continue in full force and effect, and to the extent applicable, Basic Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, and Additional Rent shall be adjusted based on a recalculation of the Building's Pro Rata Share. Rent adjustment shall be effective as of the date title to such portion vests in the condemning authority. In the event of a taking of a portion of the Building or the Development Common Areas required for the reasonable use of the Premises, which cannot be restored or reconstructed except as to materially alter the use of the Premises, either Landlord or Tenant may terminate this Lease by notifying the other party of such termination within sixty (60) days prior to the anticipated date of vesting of title; and this Lease shall expire on the date vesting of title and the Rent hereunder shall be apportioned as of such date.

(c) Awards and Damages. Landlord reserves all rights to damages to the Premises, the Building or the Development for any partial or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award (except for Tenant's Personal Property and moving expenses Tenant is entitled to as a separate award under state law), and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put but only to the extent that such loss is awarded separately in the eminent domain proceedings and not out of or as part of damages recoverable by Landlord.

22.  Default.

(a) Cumulative Remedies. All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. Notwithstanding the foregoing, Landlord hereby waives any statutory lien rights Landlord may have as to Tenant's client files, records or legal documents.

(b) Tenant's Right to Cure. Tenant shall have a period of five (5) days from the date of written notice from Landlord to Tenant that such payment is past due within which to cure any default in the payment of Rent, and other sums due hereunder. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord to Tenant within which to cure any other default hereunder, but with respect to any such default that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within a reasonable time not to exceed thirty (30) days and for so long as Tenant is diligently prosecuting the cure thereof.

(c) Vacation and Abandonment Vacation shall mean a prolonged absence from the Premises without continued payment of Rent. Abandonment shall mean an absence from the Premises of five (5) days or more while Tenant is in default. Any vacation or abandonment by Tenant shall be considered a default with no right to cure, allowing Landlord to re-enter the Premises under this Section 22.

(d) Landlord's Re-entry. Upon a default by Tenant and the expiration of the applicable cure period. Landlord, besides other rights or remedies it may have, at its option, may terminate Tenant's right to possession of the Premises without terminating this Lease and may enter the Premises or any part thereof, either with or without process of law, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein and as agent of Tenant, relet the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the term hereof), and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the Premises, Tenant remaining liable for any deficiency computed as hereinafter set forth; or Landlord may terminate this Lease and relet the Premises for the Tenant's account. In the case of any termination or re-entry and/or disposition by summary proceedings or otherwise, all Rent shall become due thereupon and be paid up to the time of such termination, re-entry or dispossession together with such expenses as Landlord may incur for reasonable attorneys' fees, advertising expense, brokerage fees and/or putting the Premises in good order or preparing the same for re-rental, together with interest thereon as provided in Section 22(f) hereof, accruing from the date of any such expenditure by Landlord.

(e) Reletting the Premises. At the option of Landlord, rents received by Landlord from such reletting shall be applied first to the payment of any indebtedness from Tenant to Landlord other than Rent; second, to the payment of any costs and expenses of such reletting and including, but not limited to, attorneys' fees, advertising fees and brokerage fees, and to the payment of any repairs, renovations, remodeling, redecoration. alterations and changes in the Premises: third, to the payment of Rent due and to become due hereunder, and. if after so applying said rents there is any deficiency in the Rent to be paid by Tenant under this Lease. Tenant shall pay any deficiency to Landlord monthly on the dates specified herein and any payment made or suits brought to collect the amount of the deficiency for any months shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. Landlord shall take reasonable steps to relet the Premises as required by law. The failure or refusal of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability hereunder, nor shall Landlord be liable for failure to relet, or in the event of reletting, for failure to collect the rent thereof, and in no event shall Tenant be entitled to receive any excess of net rents collected over sums payable by Tenant to Landlord hereunder. No such re-entry or taking possession of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach and default. Should Landlord at any time terminate this Lease by reason of any default, in addition to any other remedies it may have, it may recover from Tenant the present value of the amount of Rent reserved by this Lease for the balance of the Term, as it may have extended, over the then fair market rental value of the Premises for the same period, plus all expenses, including court costs and attorneys* fees incurred by Landlord in the collection of the same discounted to present value.

(f) Right to Perform. If Tenant shall fail to pay any sum of money, required to be paid by Tenant to a person or entity other than Landlord or shall fail to perform any other act to be performed by Tenant hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Notwithstanding any other provision hereof. Landlord may undertake repairs in an emergency or to prevent further damage to the Building or Premises without delivery of notice and expiration of the cure period. Landlord shall have (in addition to any other right or remedy of Landlord), the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.

(g) Late Payments. All Rent or other payments that have not been paid within three (3) days of the due date shall bear interest from the date due at twelve percent (12%) per annum or the maximum permitted by law whichever is less. In addition to any interest that may be charged hereunder, if Tenant has been late in any payment more than three (3) times in any twelve (12) month period, then Landlord, at its option, may collect from Tenant a service charge for the collection of any subsequent payment during that twelve (12) month period which is not made within five (5) days of the due date in the amount equal to four percent (4%) of the amount due.

23. Subordination to Mortgage. This Lease shall be subordinate to any mortgage or deed of trust placed at any time on the Building or the Development by Landlord and to any and all advances to be made thereunder and to interest thereon and all modifications, renewals and replacements or extensions thereof ("Landlord's Mortgage'*), but Tenant's rights under this Lease and Tenant's possession of the Premises shall not be disturbed so long as Tenant performs all its obligations under this Lease. At the request of the holder of a Landlord's Mortgage (the "Holder"), Tenant agrees to execute the Holder's standard form of subordination, attornment, and nondisturbance agreement (the "SNDA") acceptable to Tenant, and Tenant's agreement to subordinate to any future Landlord's Mortgage is conditioned upon the Holder's execution of such SNDA. Landlord and Tenant acknowledge that the current Holder's form of SNDA is attached hereto as Exhibit F. If the Holder wishes to have this Lease as a prior lien to the Landlord's Mortgage, it shall be so deemed upon the Holder so notifying Tenant. Tenant in any event shall not terminate this Lease on account of a foreclosure of Landlord's Mortgage or exercise of power of sale under Landlord's Mortgage or deed in lieu of foreclosure, and Tenant shall attorn to the transferee of the Building or Development upon such foreclosure, exercise of power, sale or deed in lieu of foreclosure upon the request of that transferee, so long as such transferee recognizes Tenant's rights under this Lease and right to possess the Premises, so long as Tenant is not in default under this Lease beyond any applicable notice and cure periods. Tenant shall properly execute and deliver within ten (10) days of written notice any documents (in form and substance reasonably acceptable to Tenant) Landlord or Holder may reasonably require to carry out the provisions of this Section 23. Notwithstanding anything to the contrary in this Section 23, or Exhibit F. in no event will Tenant be required to execute any documents referenced in this Section 23, including without limitation, the SNDA attached hereto as Exhibit F. without a reasonable opportunity to negotiate commercially reasonable modifications to such documents with the applicable Holder or other party to such documents, provided that. Tenant shall provide such Holder or other party with any proposed modifications promptly (and in any event within the ten (10) day period referenced above). Tenant will cooperate with Landlord and such Holder or other party to finalize any such documents as soon as reasonably practicable, using all commercially reasonable diligent efforts.

24. Mortgagee Protection. Tenant agree to give any Holder, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way notice of assignment of rents and leases, or otherwise) of the address of such Holder. If Landlord shall have failed to cure such default within thirty (30) days the Holder shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then, such additional time as necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

25. Holdover. Tenant is not authorized to hold over beyond the expiration or earlier termination of the Lease Term. If Landlord consents to a holdover and no other agreement is reached between Tenant and Landlord concerning the duration and terms of the Holdover, Tenant's holdover shall be a month-to-month tenancy. During such tenancy, Tenant shall pay to Landlord One Hundred Fifty Percent (150%) of the rate of Basic Rent in effect on the expiration or termination of the Term plus all Additional Rent and other sums payable under this Lease, and shall be bound by all of the other covenants and conditions specified in this Lease, so far as applicable. If Landlord does not consent to the Tenant's remaining in possession, Landlord shall have all the rights and remedies provided for by law and this Lease, including the right to recover consequential damages suffered by Landlord in the event of Tenant's wrongful refusal to relinquish possession of the Premises. The Basic Rent applicable for the period that Tenant wrongfully remains in possession shall be increased to twice the rate of Basic Rent in effect on the expiration or termination of the Lease Term

26. Agent. Landlord has appointed Skinner Development Company ("SDC") as its agent in all matters concerning this Lease, and the Tenant, until notified in writing to the contrary, shall pay all rent and give any notices hereunder to SDC at the address listed below. As long as such agency shall exist, each and every term and provision of this Lease that is in any way beneficial to Landlord, including any limitation of liability, shall inure to the benefit of SDC and its agents and shall be applicable to SDC and its agents in the same manner as fully and with the same effect as Landlord. Tenant may rely without further inquiry upon the authority of Skinner Development Company.

27. Notices. All notices under this Lease shall be in writing and delivered in person or sent by air courier or registered or certified mail, return receipt requested, postage prepaid, to Landlord and to Tenant at the addresses listed below, and to the holder of any first mortgage or deed of trust at such place as such holder shall specify to Tenant in writing; or such other addresses as may from time to time be designated by any such party in writing. Notices mailed as aforesaid shall be deemed given at the earlier of three (3) business days after the date of such mailing, one (1) business day after being sent by air courier or upon the date of receipt.

28. Costs and Attorneys' Fees. If Tenant or Landlord shall bring any action arising out of this Lease, the losing party shall pay the prevailing party a reasonable sum for attorneys' fees in such suit, at trial and on appeal, and such attorneys' fees shall be deemed to have accrued on commencement of such action.

29. Estoppel Certificates. Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating (or modified as appropriate to be factually correct): (i) the date this Lease was executed and the date it expires; (ii) the date the Term commenced and the date Tenant accepted the Premises; (iii) the amount of Rent and date of which such Rent has been paid (iv) to Tenant's knowledge this Lease is in full force and effect and has not been assigned, ratified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); (v) this Lease represents the entire agreement between the parties as to the Premises; (vi) all conditions under this Lease to be performed by the Landlord have been satisfied, including, without limitation, all cotenancy requirements, if any; (vii) all required contributions by Landlord to Tenant on account of Tenant's improvements have been received; (viii) that as of the date of such request there are no existing claims, defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (ix) no Rent has been paid more than one month in advance; (x) the amount of the security deposit held by Landlord; and (xi) any other information or items reasonably requested by the Holder of Landlord's Mortgage. Landlord's existing Holder currently requests the form attached hereto as Exhibit G. It is intended that any such statement delivered pursuant to this Section 29 may be relied upon by a prospective purchaser of Landlord's interest, a prospective Holder, or assignee of any mortgage upon Landlord's interest in the Building. If Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided. Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or Holder.

30. Limitation of Liability. Notwithstanding any other Lease provision, all covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord except Landlord's interest in the Development as described on Exhibit A-l. but are made and intended for the purpose of binding only the Landlord's interest in the Development described on Exhibit A-1, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners, shareholders, directors and officers or their respective heirs, legal representatives, successors or assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained.

31. Transfer of Landlord's Interest. In the event of any transfer or transfers of Landlord's interest in the Development, other than a transfer for security purposes only, the transferee shall be deemed to have assumed the obligations and liabilities of Landlord as of the date of such transfer and the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and such transferee shall have no obligation or liability with respect to any matter occurring or arising prior to the date of such transfer. Tenant agrees to attorn to the transferee, so long as such transferee assumes and agrees to perform ail obligations of Landlord to be performed from and after the date of transfer.

32. Nonwaiver. Waiver by Landlord or Tenant of any term, covenant or condition herein contained or any breach thereof shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

33. Quiet Possession. Landlord warrants that so long as Tenant is not in default under this Lease beyond any applicable cure period, Tenant's quiet possession of the Premises shall not be disturbed by Landlord or others claiming through Landlord.

34. Letter of Credit. As security for the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, Tenant shall deliver to Landlord the Letter of Credit specified in Section 1. Landlord shall be entitled to draw upon the Letter of Credit upon demand, without prior notice to Tenant, at any time or from time to time on or after (1) the occurrence of any default by Tenant beyond any applicable notice and cure period with respect to any covenant or condition of this Lease, including but not limited to the payment of Rent, (2) if Tenant, or anyone in possession of the Premises through Tenant, holds over after the expiration or earlier termination of this Lease without Landlord's prior written consent, (3) Landlord is given notice by the issuer of the Letter of Credit that it is terminating the Letter of Credit, (4) a confirming bank gives notice to Landlord that it will cease to act in that capacity, or (5) the Letter of Credit expires on a specified date by its terms and is not renewed or replaced at least sixty (60) days in advance of its expiration date or (6) to the extent permitted by law, in the event any bankruptcy, insolvency, reorganization or any other debtor creditor proceeding is instituted by or against Tenant.

Landlord may apply the proceeds drawn on the Letter of Credit to the payment of any sum in default or any sum which Landlord may be required to spend or incur by reason of Tenant's default or any other sum which Landlord may in its reasonable discretion deem necessary to spend or incur by reason of Tenant's default, in such order and priority as Landlord elects in its absolute discretion. If any of the proceeds drawn on the Letter of Credit are not applied immediately to sums owing to Landlord under this Lease, Landlord may retain any such excess proceeds as a cash Lease Security Deposit for application, at Landlord's election, to future sums owing to Landlord under this Lease, in such order and priority as Landlord elects in its absolute discretion. Tenant shall, within fifteen (15) days after Landlord's demand, restore the amount of the Letter of Credit drawn to the extent necessary so that the sum of any Security Deposit held by Landlord (that was not applied to amounts payable under the Lease) and the Letter of Credit is equal to the original amount of the Letter of Credit. If Tenant does not restore the Letter of Credit to its original amount within the required time period, such non-restoration shall be considered an Event of Default.

If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the Letter of Credit shall be returned to Tenant or, if Landlord has drawn on the Letter of Credit, the remaining proceeds of the Letter of Credit which are in excess of sums due the Landlord shall be repaid to Tenant, without interest, within thirty (30) days after the expiration or termination of the Lease Term and delivery of possession of the Premises to Landlord in accordance with this Lease.

In the event of a sale or transfer of Landlord's estate or interest in the Land and Building, Landlord shall have the right to transfer the Letter of Credit to the vendee or the transferee, Tenant shall pay any transfer fees charged by the issuing bank and Landlord shall thereafter be considered released by Tenant from all liability for the return of the Letter of Credit. Tenant shall cooperate in effecting such transfer.

In the event of Tenant's default beyond any applicable notice and cure period. Landlord's rights to draw on the Letter of Credit shall be deemed to be in addition to any and all other rights and remedies at law or in equity available to Landlord for Tenant's default under this Lease.

35.  Landlord Default. If Landlord fails to perform any of its obligations under this Lease within a commercially reasonable period of time under the circumstances after receipt of written notice from Tenant specifying Landlord's deficiency, Landlord shall be in default under this Lease; provided, however, that if the nature of Landlord's obligation is such that in excess of thirty (30) days are reasonably required for its performance, then Landlord shall not be in default if Landlord commences such performance within thirty

(30) days and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity, except those rights that Tenant specifically waives hereunder.

36. General.

(a) Headings. Titles to Sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(b) Heirs and Assigns. All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon Landlord and Tenant and their respective heirs executors, administrators, successors and assigns.

(c) No Brokers. Except for Colliers International, Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fees from Landlord in respect of the negotiation, execution or delivery of this Lease and shall indemnify and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. Except for The Broderick Group, Landlord represents and warrants to Tenant that it has not engaged any broker, finder or other person who would be entitled to any commission or fees from Tenant in respect of the negotiation, execution or delivery of this Lease and shall indemnify and hold harmless Tenant against any loss, cost, liability or expense incurred by Tenant as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Landlord. The provision of this paragraph shall not apply to brokers with whom Landlord has an express written brokerage agreement.

(d) Identification of Tenant. If more than one person executes this Lease as Tenant, (i) each of them is jointly and severally liable for the keeping, observing and performance of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (ii) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of or notice from, or notice of refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(e) Entire Agreement. This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises and Tenant's use of the Building and other matters set forth in this Lease, except for any parking, storage, lease take-over, or marina agreements which may be separately executed by the parties. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

(f) Severability. Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.

(g) Force Majeure. Time periods for Landlord's performance under any provisions of this Lease shall be extended for periods of time during which Landlord's performance is prevented due to circumstances beyond Landlord's control, including without limitation, terrorist attacks, strikes, embargoes, shortages of labor or materials, governmental regulations, acts of God, war or other strife.

(h) Changes to Building. Landlord shall have the right, from time to time, without thereby creating an actual or constructive eviction or incurring any liability to Tenant, to change the arrangement or location of the Building Common Areas or the Development Common Areas or any part thereof, including, without limitation, entrances, passageways, doors and doorways, corridors, stairs, toilets, and other similar public service areas. Nevertheless, in no event shall Landlord change the arrangement or location of the elevators serving the Premises, make any other change which alters the character of the Building from a Class A building. Landlord may change the name of the Building at any time.

(i)  Building Directory. Landlord shall maintain in the Lobby of the Building at Landlord's sole cost and expense, a directory which shall include the name of Tenant and any other names reasonably requested by Tenant in proportion to the number of listings given to comparable tenants of the Building.

(j)  Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Washington.

(k) Authority. Tenant shall, concurrently with execution of this Lease, deliver to Landlord a certified copy of a resolution of the executive committee or other governing authority of Tenant authorizing or ratifying the execution of this Lease and granting or confirming the authority of the person executing this Lease on behalf of Tenant or provide other evidence of such authority reasonably satisfactory to Landlord.

(1) Notice Addresses. All notices given under this Lease shall be sent to the addresses set forth on the signature page of this Lease, or to such other address as either party from time to time may provide the other in writing.

(m) Recordation. Tenant shall not record or file this Lease or any assignment or security document pertaining to this Lease on or with respect to any or all part of Tenant's interest therein without the prior written consent of Landlord, which consent may be subject to conditions as Landlord shall deem appropriate and which may be withheld in Landlord's sole discretion. Upon request of Landlord, however, Tenant shall execute a memorandum or "short form" of this Lease for the purpose of recordation in a form customarily used for such purpose. Such memorandum or short form of this Lease shall describe the parties, the Premises and the term hereof and may, at the Landlord's option, incorporate this Lease by reference.

(n)       Time is of the Essence. Time is of the essence as to the dates and timeframes set forth in this Lease.

IN WITNESS WFJEREOF. the Landlord and the Tenant have signed their name and affixed their seals the day and year first above written.

TENANT:	LANDLORD:

AIRLINE INTELLIGENCE SYSTEMS INC., a Delaware corporation	CARILLON PROPERTIES, a Washington general partnership

By SKINNER DEVELOPMENT COMPANY, a Washington corporation Its: Managing General Partner

By: ____________________________________	By: _________________________________________
Its: ____________________________________	Barbara Leland
Its Vice President & General Manager

Address:	Address:

3500 Carillon Point Kirkland, WA 98033	c/o Skinner Development Company 4100 Carillon Point Kirkland, WA 98033

And To:
55 University Ave., Suite 910
Toronto, ON M5J 2H7

Exhibit A-l	Legal and Development Description
Exhibit A-2	Site Layout
Exhibit B	Premises Floor Plan
Exhibit C	Intentionally Omitted
Exhibit D	Additional Provisions
Exhibit E	Parking Agreement
Exhibit F	Subordination, Non Disturbance and Attornment Agreement
Exhibit G	Landlord's Mortgagee's form of Tenant Estoppel Certificate
Exhibit H	Landlord accepted form of Letter of Credit

Notary

AIRLINE INTELLIGENCE SYSTEMS, INC.

STATE OF                                                                 )
                                                                                     ) ss.
COUNTY OF                                                             )

On this________day of __________, 2007, before me, a Notary Public in and for the State of ___________ , personally appeared____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated   that __________was   authorized   to   execute   the   instrument,   and   acknowledged   it   as   the __________of_____________to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

Signature of Notary Public

(Print Name)

NOTARY PUBLIC in and for the State of ______, residing at___________ My appointment expires ____________________

Carillon Properties

STATE OF WASHINGTON                      )
                                                                       ) ss.
 COUNTY OF KING                                   )

On this__________day of ____________, 2007, before me, a Notary Public in and for the State of Washington, personally appeared Barbara Lei and, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that she was authorized to execute the instrument, and acknowledged it as Vice President & General Manager of Skinner Development Company, the Managing General Partner of Carillon Properties, to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

Signature of Notary Public

(Print Name)
NOTARY PUBLIC in and for the State of Washington, residing at ________________ My appointment expires __________________
Type of Document: ________________ Document Date:__________________ Number of Pages:_________________

EXHIBIT A-1

LEGAL AND DEVELOPMENT DESCRIPTION For Lease Agreement
Between CARILON PROPERTIES ("Landlord")
and AIRLINE INTELLIGENCE SYSTEMS INC. (Tenant")

Description of Development

The Development is a mixed-use project to consist of buildings and uses up to the following sizes: a 100-room hotel; 20,000 square feet of retail space; 20,000 square feet of restaurant space; 430,000 square feet of Class A office building space; a 200-slip marina; and Development Common Areas. The real property is legally described on Exhibit A-1 and the Development, the Development Common Areas and the Building are shown on Exhibit A-2.

Legal Description

that portion of government lots 1 and 2 in the northwest 1/4 of section 17. township 25 north, range 5 east w.m.;
together with blocks "f' and "g" of the second supplemental plat of lake washington shorelands;
and together with second class shorelands as conveyed by the state of washington, situate in front of. adjacent to, or abutting thereon, described as follows:

beginning at the meander corner on the north line of said section, said corner being a brass cap monument:
thence south 88 36'25" east (bearing refer to the k.c.a.s. meridian), along the north line of said section, 48.76 feet;
thence south 01 23'35" west 842.60 feet to the intersection of the south line of the north 842.60 feet of said government lot 1 with the westerly right-of-way line of lake washington blvd. northeast (sr 908) and the true point of beginning;
thence north 88 36'25" west, along said south line, 562.00 feet to the inner harbor line as defined by the state of washington in 1920 and 1921;
thence south 01 09'29" west. along said inner harbor line. 1531.93 feet;
thence continue along said inner harbor line south 13°i0"38" east 84.06 feet to the intersection of a line that is parallel with the north line of the south 1/2 of the south 1/2 of said government lot 2 extended westerly is 75.00 feet south of the intersection of said north line with said westerly right-of-way line of lake washington blvd. northeast (sr 908) as measured along said right-of-way line:
thence south 88 51 '33" east, along said line. 889.31 feet to the westerly right-of-way line of said lake washington blvd. northeast (sr 908);
thence north 03 09' 13" west, along said westerly right-of-way line, 462.20 feet;
thence continue along said right-of-way line north 86°50'47" east 10.40 feet;
thence continue along said westerly right-of-way line north 03 09' 13" west 313.01 feet:
thence continue along said westerly right-of-way line on a tangent curve to the left in a northwesterly direction. having a radius of 542.96 feet, through a central angle of 32
42-07" an arc distance of 309.90 feet:
thence continue along the southwesterly right-of-way line of said lake washington blvd. northeast (sr 908) north 35°51 "20" west 67.87 feet;
thence continue along said right-of-way line on a tangent curve to the right in a northwesterly and northerly direction, having a radius of 602.96 feet. through a central angle of 27 42' 10" an arc distance of 291.53 feet;
thence continue along said westerly right-of-way line north 08 09' 11" west 234.43 feet to the true point of beginning;

except that portion hereof lying north of the south line of the north 1,076.80 feet of said government lot 1 and its westerly prolongation;

and except that portion thereof conveyed to the city of kirkland for road proposes by deed recorded under recording no. 8907281497;

situated in the city of kirkland, county of king, state of washington.

Landlord's Intials	Tenant's Intials

EXHIBIT A-2

SITE LAYOUT For Lease Agreement
Between CARILON PROPERTIES ("Landlord")
and AIRLINE INTELLIGENCE SYSTEMS INC. (Tenant")

Landlord's Intials	Tenant's Intials

EXHIBIT B

FLOOR PLAN For Lease Agreement
Between CARILON PROPERTIES ("Landlord")
and AIRLINE INTELLIGENCE SYSTEMS INC. (Tenant")

PREMISES LOCATION

BUILDING 3000

Floor: 5'"

Approximately 15,166 Rentable Square Feet

Approximately 13,413 Usable Square Feet

Floor Plan

Tenant hereby acknowledges and agrees that Tenant has had and adequate opportunity to measure the Premises and to verify the figures set forth in this Lease for Rentable Square Feet and Usable Square Feet, using whatever methods, means, devices and/or personnel Tenant might have desired. Landlord and Tenant hereby agree to be bound by such figures under the terms of this Lease, notwithstanding the fact that measuring the Premises using different methods, means, devices, and/or personnel might yield different results.

(Area represents approximate Premises)

Landlord's Intials	Tenant's Intials

EXHIBIT C

INTENTIONALLY OMITTED

Landlord's Intials	Tenant's Intials

EXHIBIT D

ADDITIONAL PROVISION For Lease Agreement
Between CARILON PROPERTIES ("Landlord")
and AIRLINE INTELLIGENCE SYSTEMS INC. (Tenant")

D l.      Option to Extend Term.

(a) Exercise of Option to Extend Term. If Tenant has not been in default beyond any applicable cure period in any of its obligations under this Lease during the Lease Term, and Tenant is not in default of its obligations under this Lease beyond any applicable notice and cure periods at the time of Tenant's exercise, then Tenant shall have the option and right to extend the Term (the "Option") for a three (3) year period (the "Extended Term") upon compliance with this Section. Tenant shall exercise its Option by delivering written notice to Landlord of such exercise not less than ten (10) months prior to the end of the Term. If Tenant fails to give its written notice by said time, then the Option shall immediately lapse and terminate without any further notice or action by Landlord. The period of the exercised Option shall be included within the meaning of "Term." All terms and conditions of this Lease shall apply during the entire Term as extended by Tenant's exercised Option, except Basic Rent shall be established as provided in Subsection (b) or (c) below and any obligation of Landlord as to improvements to the Premises set forth in Section 4 of the Lease shall not apply. The Option is granted specifically to the named Tenant entity and any successor pursuant to an Allowed Transfer, and no other assignee, subtenant or successor through a Transfer shall hold the Option to extend the Term unless Landlord expressly grants such Option to the assignee, subtenant or successor.

(b) Basic Rent During Extended Term. The annual Basic Rent to be paid in each year of the Extended Term shall be equal to the annual fair market rental (the "AFMR") for recent lease renewals of comparable office space in the Development (comparable office space being a comparable size, with similar views, grade of the tenant improvements, and concessions given), taking into consideration the additional rent then being charged to other tenants in the Development and other relevant factors, but in no event shall the Rent during any year of the Extended Term be less than the Rent being paid to Landlord in the past twelve (12) months of the original Lease Term. Tenant may request not earlier than twelve (12) months prior to the expiration of the original Term Landlord's opinion as to the amount of AFMR and Basic Rent due and payable by Tenant during each year of the applicable Extended Term. Landlord shall provide to Tenant such opinion within thirty (30) days thereafter. After receiving Landlord's determination of AFMR and Basic Rent, Tenant shall have the right any time prior to the expiration of the Option to notify Landlord in writing that it is exercising its Option and: (i) that Tenant accepts Landlord's determination of AFMR and annual Basic Rent during the Extended Term, in which event Landlord and Tenant shall enter into an amendment to this Lease so specifying the annual Basic Rent; or (ii) notify Landlord that Tenant disagrees with Landlord's determination of the AFMR and wishes to utilize the appraisal process pursuant to Subsection (c) below.

(c) Appraisal Process. If Tenant does not agree as the Landlord's determination of AFMR, then the AFMR shall be established by a rental study by appraisers as provided herein. The appraisal determination shall be completed on or before sixty (60) days after Tenant exercises its Option (the "Exercise Date"). The parties shall use their best efforts to designate a single licensed M.A.I. appraiser, but if the parties are unable to agree upon a single appraiser within ten (10) days after the Exercise Date, then Landlord and Tenant each shall immediately designate an M.A.I, appraiser having at least five (5) years experience appraising office rental property in the greater Seattle metropolitan area. The two appraisers designated shall then immediately designate a third appraiser similarly qualified. Within thirty (30) days of being chosen, the appraiser(s) shall promptly conduct an independent rental study and narrative comparison of the AFMR for each lease year of the Extended Term taking into account recent lease renewals of comparable office space in the Development (comparable office space being a comparable size, with similar views, grade of the tenant improvements, and concessions given), the additional rent then being charged to other tenants in the Development, and other relevant factors such facts as are appropriate and customary in establishing an AFMR. In the case of a single appraiser, the appraiser shall deliver his or her opinion directly to the Landlord and Tenant. In the case of three appraiser, as soon as the studies are complete, the appraisers shall meet and attempt to reach agreement upon the AFMR for the Premises. If the appraisers are unable to agree, then the two rates closest in amount for each year of the Extended Term shall be mathematically averaged and that average shall be the AFMR for determining Basic Rent for the Premises. Notwithstanding the foregoing, in no event shall the Rent during any year of the Extended Term be less than the Rent being paid to Landlord in the last twelve (12) months of the original Lease Term. Each party shall pay the cost of its own appraiser and shall pay one-half the costs of the third appraiser. If the appraisal determination is not completed within sixty (60) days after the Exercise Date, and as extended by one day for each day Landlord delays naming its appraiser after then tenth (10th) day following the Exercise Date, Tenant agree to accept the Basic Rent for each lease year at the Basic Rent determined by Landlord.

D2. Moorage. Subject to availability, Tenant shall have the right to rent during the Term, at Landlord's prevailing market rate as it may be adjusted from time to time, one slip in Landlord's marina. This right shall be exercised by Tenant's notifying Landlord's of its election to lease a slip, and if such slip is available. Tenant's contemporaneous execution of a separate Marina Lease, with marina rent commencing upon the execution of the Marina Lease. If a slip is not available, Tenant shall have a priority on the marina waiting list to rent a slip. Tenant's priority shall be subject to any priorities granted by Landlord to other tenants or marina tenants or condominium purchasers within the Development.

D3. Rules and Regulations for Development Common Areas. Tenant, including, without limitation, its officers, partners, members, agents, employees and independent contractors, shall comply with the rules and regulations that Landlord may from time to time promulgate and/or modify which are not inconsistent with the terms of this Lease, do not materially increase Tenant's obligations under the Lease or decrease Tenant's rights under the Lease and do not discriminate against Tenant. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, so long as the rules and regulations apply to all office tenants in the Development. Landlord shall use reasonable efforts to insure performance of the rules and regulations, and Tenant shall notify Landlord of any nonperformance by any tenant of which Tenant is aware, but Landlord shall not be liable to Tenant for any damages due to any nonperformance of the rules and regulations.

D4. Sorting and Separation of Refuse and Trash. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions, and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse, and trash. Tenant shall sort and separate such waste products, garbage, refuse, and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse, and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may, at Landlord's option, be removed from the demised Premises in accordance with a collection schedule prescribed by law.

Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse, or trash that is not separated and sorted as required by law, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this article, and, at Tenant's sole cost and expense, shall indemnify, defend, and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

D5. Right of First Offer. If Tenant has not been in default beyond any applicable notice or cure periods in any of its obligations under this Lease more than once per year during the Lease Term, and Tenant is not in default of its obligations under this Lease beyond any applicable notice and cure periods at the time of Tenant's exercise, during the original Term, Tenant shall have the one-time Right of First Offer ("ROFO") to lease any space that is located on the fifth (5th) floor (the "ROFO Space") when it becomes available, subject to the prior rights of tenants existing as of the date of this Lease. When Landlord is notified that space will be available, prior to marketing the space for lease. Landlord shall notify Tenant in writing of the size, location, Landlord's reasonable determination of the annual fair market rental (the "AFMR") for recent leases of comparable office space in the Development, taking into consideration the additional rent then being charged to other tenants in the Development and other relevant factors, date of availability, length of term and other material business terms. Tenant shall then have ten (10) business days to exercise its ROFO, during which, if requested by Tenant, Landlord agrees to meet with Tenant to discuss in good faith any modifications to the AFMR that Tenant may request, provided, that, Landlord shall have no obligation whatsoever to agree to any such modifications pursuant thereto. If Tenant does not notify Landlord in writing that it elects to lease the ROFO Space within the ten (10) business day period, then Landlord thereafter may lease the ROFO Space to a third party without any further notice to or right of Tenant and the ROFO shall terminate.

If Tenant exercises its ROFO within such 10-day period. Landlord and Tenant shall enter into a Lease Amendment stating the Basic Rent and Base Year as determined by the AFMR (as it may have been modified pursuant to discussions between Landlord and Tenant during the 10-business day exercise period), the Tenant's Pro Rata Share adjusted to reflect the additional rentable square feet, and otherwise, Tenant shall let the ROFO Space on the same terms and conditions as this Lease, except that the provisions of Section 4 of the Lease shall not apply.

D6. Conflict. In the event of any conflict between the terms of this Exhibit D and any other provision of the Lease, the provisions of Exhibit D shall prevail.

Landlord's Intials	Tenant's Intials

EXHIBIT E

PARKING AGREEMENT For Lease Agreement
Between CARILON PROPERTIES ("Landlord")
and AIRLINE INTELLIGENCE SYSTEMS INC. (Tenant")

El. Landlord hereby grants Tenant and persons designated by Tenant a license to use the P-3500 Parking Garage located at Carillon Point, Kirkland, WA 98033. The term of this license shall be the same duration as the Lease Term. Tenant shall have the right to use up to 3.75 parking permits per 1,000 usable square feet of the Premises. Therefore, from the Commencement Date, Tenant shall have the license to use up to fifty (50) parking stalls. Tenant shall pay in advance, on or before the first day of each month, a parking charge equal to the use of each of the stalls Tenant elects to license for such month based upon the rate schedule below.

For the first 12 months after the Commencement Date, Tenant shall pay $100.00 per parking stall per month plus Washington State Sales Tax.

Thereafter through the Expiration of the Lease Term, Tenant shall the monthly charges established from time to time by Landlord for parking in the Garage, per stall per month, plus Washington State Sales Tax. Adjustments to the monthly parking charge for each parking stall shall only be made after twenty (20) days written notice by Landlord.

No deductions from the monthly charge shall be made for days on which the Garage is not used by Tenant. However. Tenant may reduce the number of parking stalls which Tenant is using, at any time, by providing at least twenty (20) days advance written notice to Landlord, accompanied by any Key-card, sticker or other identification or entrance system provided by Landlord or its parking contractor.

E2. Tenant shall pay Landlord's monthly charges established from time to time by Landlord for VIP parking stalls in the Garage if requested by Tenant, on a per stall per month basis, plus Washington State Sales Tax. Such VIP permits shall be provided and used on the terms and conditions of this Parking Agreement.

E3. Tenant may from time to time, request additional parking permits, over and above their allotment, and Landlord shall provide the same, subject to then current availability, as determined by Landlord and such monthly parking charges shall be one and one-half (1-1/2) times the market rate as determined by Landlord as Landlord shall establish from time to time. For any parking stalls provided over the allotted amount above, the charge for said stalls over the allotment. Such additional parking permits shall be provided and used on the terms and conditions of this Parking Agreement.

E4. Tenants shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Garage. Landlord reserves the right to adopt, modify and enforce reasonable Parking Rules governing the use of the Garage from time to time, including any key-card, sticker or other identification or entrance system and hours of operation. The Rules set forth hereinafter as Schedule 1 are currently in effect. Tenant agrees to acquaint with these Rules all person to whom Tenant assigns a parking stall. Landlord may refuse to permit any person who violates such Rules to park in the Garage, and any violation of the Rules shall subject the car to removal from the Garage.

E5. Tenant may validate visitor parking by such reasonable methods as the Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. The parking stalls hereunder shall be provided on an unreserved "first-come, first-served" basis. Except for gross negligence on the Part of Landlord, Landlord shall have no liability whatsoever for any damage to property or any other items located in the Garage or for any personal injuries or death arising out of any matter relating to the Garage (a "Garage Claim"). In all events, Tenant hereby agrees releases, indemnifies and agrees to hold Landlord harmless from a Garage Claim and agrees to look to its liability and property insurance carrier for payment of any losses sustained in connection with Tenant's, its employees, agents or invitees use of the Garage, and Tenant hereby waives on behalf of its liability and property insurance carriers all rights of subrogation against Landlord.

E6. Landlord reserves the right to assign specific stalls and to reserve stalls for visitors cars, handicapped persons and for other tenants, guests for tenants or other parties, and Tenant and persons designated by Tenant hereunder shall not park in any such assigned or reserved stalls. Landlord also reserves the right to close all or any portion of the Garage in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Garage, or if required by Force Majeure or other reason beyond Landlord's reasonable control. In such event, Landlord shall refund any prepaid parking rent hereunder, prorated on a per diem basis. If, for any other reason, Tenant or persons properly designated by Tenant, shall be denied access to the Garage, and Tenant or such persons shall have complied with the Agreement and this Agreement shall be in effect, Landlord's liability shall be limited to such parking charges (excluding tickets for parking violations) incurred by Tenant or such persons in utilizing alternative parking which amount Landlord shall pay upon presentation of documentation supporting Tenant's claims in connection therewith.

E7. If Tenant shall default under the Lease or this Parking Agreement, Landlord shall have the right to remove from the Garage any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability therefor whatsoever. In addition, if Tenant shall default under this Parking Agreement, Landlord shall have the right to cancel this Parking Agreement on ten (10) days written notice, unless within such ten (10) day period Tenant cures such default. If Tenant defaults with respect to the same term or condition under this Parking Agreement more than three times (3x) during any twelve (12) month period, the next default of such term or condition during the succeeding twelve month period, shall, at Landlords election constitute an incurable default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth). Any default by Tenant under the Lease shall constitute a default under this Agreement, and any default under the Parking Agreement shall be a default under the Lease.

CARRILON POINT
Schedule 1
Parking Garage Rules

A.	Attended Garage hours shall be 7am to 7pm, Monday through Friday.

B.	Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

C.	All directional signs and arrows must be observed.

D.	The speed limit shall be 5 miles per hour.

E.	Stalls reserved for handicapped parking must be used only by vehicles properly designated.

F.
Parking is prohibited in all areas not expressly designated for parking, including without limitation: (i)
areas not striped for parking; (ii) aisles; (iii) where ''no parking" signs are posted; (iv) ramps; and (v)
loading zones.

G.	Monthly parkers must park their vehicles in the Parking Garage specified in the Parking Agreement.

H.	Tenant must complete a card-key application form prior to receiving a parking permit.

I.
Parking permits or any other devices or forms of identification or entry supplied by Landlord shall remain the property of Landlord. The serial number of the parking identification device may not be obliterated.  Devices are not transferable and any device in the possession of an unauthorized holder will be void.

J.	Garage managers or attendants are not authorized to make or allow any exception to these Rules.

K.	Every parker is required to park and lock his own car.

L.
Loss or theft of parking identification, key cards or other such devices must be reported to Landlord or any garage manager immediately. Any parking devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to the Tenant Service Center.

M.	Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking stalls may be used only for parking automobile

Landlord's Intials	Tenant's Intials

EXHIBIT F

SUBORDINATION NON DISTURBANCE AND ATTORNMENT AGREEMENT For Lease Agreement
Between CARILON PROPERTIES ("Landlord")
and AIRLINE INTELLIGENCE SYSTEMS INC. (Tenant")

GRANTOR/TENANT:                                       __________________________________

GRANTEE/LENDER:                                          TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF
                                                                              AMERICA

Legal Description:

Abbreviated Form:    PORTION OF GOVERNMENT LOTS 1 AND 2 IN THE NORTHWEST 1/4 OF SECTION 17, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M.

Additional legal is on Exhibit A to document.

Assessor's Tax Parcel ID #:                   172505-9058-09 & 172505-9120-03

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement" is made by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation with offices at 730 Third Avenue, New York, New York 10017
("Lender") and _______________________________with its principal place of business at ________________________ ("Tenant").

RECITALS:

A.  Lender has made a loan (together with all advances and increases, the "Loan") to Carillon Properties, a Washington general partnership ("Borrower").

B.  Borrower, as landlord, and Tenant have entered into a lease dated_________________as amended by amendment(s) dated ____________ (The "Lease") which leased to Tenant Suite No. 3500 located in the Property (defined below).

C.  The Loan is or will be secured by the (Open-End) Mortgage, Assignment of Leases and Rents, Fixture Filing Statement and Security Agreement recorded or to be recorded in the official records of the County of King, State or Commonwealth of Washington (together with all advances, increases, amendments or consolidations, the "Mortgage") and the Assignment of Leases and Rents recorded or to be recorded in such official records (together with all amendments or consolidations, the "Assignment"), assigning to Lender thLease and all rent, additional rent and other sums payable by Tenant under the Lease (the "Rent").

D.  The Mortgage encumbers the real property, improvements and fixtures located at 1000-7000 Carillon Point in the City of Kirkland, County of King, State or Commonwealth of Washington, commonly known as Carillon Point, and described on Exhibit "A" (the "Property").

IN CONSIDERATION of the mutual agreements contained in this Agreement. Lender and Tenant agree as follows:

1. Subject to the terms and conditions hereof, the lease and all of Tenant's rights under the Lease are and will remain subject and subordinate to the lien of the Mortgage and all of Lender's rights under the Mortgage and Tenant will not subordinate the Lease to any other lien against the Property without Lender's prior consent.

2. This Agreement constitutes notice to Tenant of the Mortgage and the Assignment and, upon receipt of notice from Lender, Tenant will pay the Rent as and when due under the Lease to Lender and the payments will be credited against the Rent due under the Lease.

3. Tenant does not have and will not acquire any right or option to purchase any portion of or interest in the Property.

4. Tenant and Lender agree that if Lender exercises its remedies under the Mortgage or the Assignment and if Tenant is not then in default under this Agreement and if Tenant is not then in default beyond any applicable grace and cure periods under the Lease:

(a) Lender will not name Tenant as a party to any judicial or non-judicial foreclosure or other proceeding to enforce the Mortgage unless joinder is required under applicable law but in such case Lender will not seek affirmative relief against Tenant, the Lease will not be terminated and Tenant's possession of the Leased Space will not be disturbed;

(b) If Lender or any other entity (a "Successor Landlord") acquires the Property through foreclosure, by other proceeding to enforce the Mortgage or by deed-in-lieu of foreclosure (a "Foreclosure"), Tenant's possession of the Leased Space will not be disturbed and the Lease will continue in full force and effect between Successor Landlord and Tenant; and

(c) If, notwithstanding the foregoing, the Lease is terminated as a result of Foreclosure, a lease between Successor Landlord and Tenant will be deemed created on the same terms as the Lease except that the term of the replacement lease will be the then unexpired term of the Lease. Successor Landlord and Tenant will execute a replacement lease at the request of either.

5.  Upon Foreclosure, Tenant will recognize and attorn to Successor Landlord as the landlord under the Lease for the balance of the term. Tenant's attornment will be self-operative with no further instrument required to effectuate the attornment except that at Successor Landlord's request. Tenant will execute instruments reasonably satisfactory to Successor Landlord confirming the attornment.

6.  Successor Landlord will not be:

(a) liable for any act or omission of any prior landlord under the Lease occurring before the date of the Foreclosure except for repair and maintenance obligations of a continuing nature imposed on the landlord under the Lease;

(b) required to credit Tenant with any Rent paid more than one month in advance or for any security deposit unless such Rent or security deposit has been received by Successor Landlord;

(c) bound by any amendment, renewal, or extension of the Lease that is inconsistent with the terms of this Agreement or is not in writing and signed by both Tenant and Landlord;

(d) bound by any reduction of the Rent unless the reduction is in connection with an extension or renewal of the Lease at prevailing market terms or was made with Lender's prior consent;

(e) bound by any reduction of the term of the Lease or any termination, cancellation or surrender of the Lease unless the reduction, termination, cancellation or surrender occurred during the last 6 months of the term, or was made with Lender's prior consent;

(f) bound by any amendment, renewal or extension of the Lease entered into without Lender's prior consent if the Leased Space represents 50% or more of the net rentable area of the building in which the Leased Space is located;

(g) subject to any credits, offsets, claims, counterclaims or defenses that Tenant may have that arose prior to the date of the Foreclosure or liable for any damages Tenant may suffer as a result of any misrepresentation, breach of warranty or any act of or failure to act by any party other than Successor Landlord;

(h) bound by any obligation to make improvements to the Property, including the Leased Space, to make any payment or give any credit or allowance to Tenant provided for in the Lease or to pay any leasing commissions arising out of the Lease, except that Successor Landlord will be:

(i)	bound by any such obligations provided for in the Lender-approved form lease;
(ii)
bound by any such obligations if the overall economic terms of the Lease (including the economic terms of any renewal options) represented market terms for similar space in properties comparable to the Property when the Lease was executed; and

(iii)	bound to comply with the casualty and condemnation restoration provisions included in the Lease provided that Successor Landlord receives the insurance or condemnation proceeds; or

(j) liable for obligations under the Lease with respect to any off-site property or facilities for the use of Tenant (such as off-site leased space or parking) unless Successor Landlord acquires right, title or interest to the off-site property.

7.   Lender will have the right, but not the obligation, to cure any default by Borrower, as landlord, under the Lease. Tenant will notify Lender of any default that would entitle Tenant to terminate the Lease or abate the Rent and any notice of termination or abatement will not be effective unless Tenant has so notified
___________________________
For purposes of this subparagraph "the term of the Lease" includes any renewal term after the right to renew has been exercised.

Lender of the default and Lender has had a 30-day cure period (or such longer period as may be necessary, if the default is not susceptible to cure within 30 days) commencing on the latest to occur of the date on which (i) the cure period under the Lease expires; (ii) Lender receives the notice required by this paragraph; and (iii) Successor Landlord obtains possession of the Property if the default is not susceptible to cure without possession.

8. All notices, requests or consents required or permitted to be given under this Agreement must be in writing and sent by certified mail, return receipt requested or by nationally recognized overnight delivery service providing evidence of the date of delivery, with all charges prepaid, addressed to the appropriate party at the address set forth above.

9. Any claim by Tenant against Successor Landlord under the Lease or this Agreement will be satisfied solely out of Successor Landlord's interest in the Property and Tenant will not seek recovery against or out of any other assets of Successor Landlord. Successor Landlord will have no liability or responsibility for any obligations under the Lease that arise subsequent to any transfer of the Property by Successor Landlord.

10. This Agreement is governed by and will be construed in accordance with the laws of the state or commonwealth in which the Property is located.

11. Lender and Tenant waive trial by jury in any proceeding brought by. or counterclaim asserted by. Lender or Tenant relating to this Agreement

12  If there is a conflict between the terms of the Lease and this Agreement will prevail as between Successor Landlord and Tenant.

13. This Agreement binds and anures to the benefit of Lender and Tenant and their respective successros, assignees, heirs, administrators, executors, agents and representatives.

14. This Agreement contains the entire agreement between Lender and Tenant with respect to the  subject matter of this Agreement, may be executed in counterparts that together constitute a single document  and may be amended only by a writing signed by Lender and Tenant.

IN WITNESS WHEREOF, Lender and Tenant have executed  and delivered this Agreement as of _________, 20____.

LENDER:	TENANT:
TEACHERS INSURANCE AND ANNUTY
ASSOCIATION OF AMERICA, a New York corporation

By: ________________________________	By: ________________________________
Name: ______________________________	Name: ______________________________
Title:________________________________	Title:________________________________

Notary

STATE OF                                                                 )
                                                                                     ) ss.
COUNTY OF                                                             )

On this________day of __________, 2007, before me, a Notary Public in and for the State of ___________ , personally appeared____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated   that __________was   authorized   to   execute   the   instrument,   and   acknowledged   it   as   the __________of_____________to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

Signature of Notary Public

(Print Name)

NOTARY PUBLIC in and for the State of ______, residing at___________ My appointment expires ____________________

STATE OF                                                                 )
                                                                                     ) ss.
COUNTY OF                                                             )

On this________day of __________, 2007, before me, a Notary Public in and for the State of ___________ , personally appeared____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated   that __________was   authorized   to   execute   the   instrument,   and   acknowledged   it   as   the __________of_____________to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

Signature of Notary Public

(Print Name)

NOTARY PUBLIC in and for the State of ______, residing at___________ My appointment expires ____________________

Landlord's Initials	Tenant's Initials

EXHIBIT G

FORM OF TENANT ESTOPPEL CERTIFICATE

For Lease Agreement Between CARILLON PROPERTIES ("Landlord")
and AIRLINE INTELLIGENCE SYSTEMS INC. ("Tenant")

Date:

Teachers Insurance and Annuity
Association of America

730 Third Avenue
New York, New York 10017
Attn: Ms. Yelena Kharnas

RE:	T1AA Mtge. #000387801 Carillon Point 1000-6000 Carillon Point Kirkland, WA 98033

It is our understanding that you have committed to place a mortgage upon the subject premises and as a condition precedent thereof have required this certification of the undersigned.

The undersigned, as lessee, under that certain lease dated _______________with CARILLON PROPERTIES, as lessor, hereby ratifies said lease and certifiesthat, as of the date hereof:

1.  the "Commencement Date" of said lease was___________________ with the extended term commencing on ________________: and

2. the undersigned is presently solvent and free from reorganization and/or bankruptcy and is in occupancy; open ; and conducting business with the public in the premises; and

3.  the operation and use of the premises do not involve the generation, treatment, storage, disposal or release of a hazardous substance or a solidswaste in the environment other that to the extent necessary to conduct its ordinary courses of businsss in the premises and in accordance with all applicable environmental laws, and that the premises are being operared in accordance with all applicable environmental laws, zoning ordinances and building codes; and

4. as of  ___________________, base and rental payable pursuant to the terms of said lease is $_______________ per annum; and further; additional rental pursuant to said lease is payable as follows; and

5. said lease is in full force and effect  and has not been assigned, modified, supplemented or amended in any (except in Agreement dated) dated _______________, and to Tenant's knowledge, neither party thereto is in default thereunder ; and

6. the lease described above represents the entire agreement between the parties as to the leasing of the premises; and

7. the term of the said lease expries on____________; and

8. all conditions under said lease to be performed by the lessor have been satisfied, including, without limitation, all co-tenacy requirements thereunder, if any, except _____________; and

9. all required contributions by lessor to lessee on account of lessee's improvements have been received except_______________; and

10. on this date there is no existing defenses or offsets, claims or counterclaims which the undersigned has against the enforcement of said lease by the lessor except______________;

11. no rental has been paid in advance and no security (except the security deposit in the amount of $_________ as been deposited with lessor; and

12. lessee's floor area as set forth in the Lease is______________square feet; and

13. the most recent payment of current basic rental was for the payment due on 20___________, and all basic rental and additional rental payable pursuant to the terms of the lease have been paid up to said date; and

14. the undersigned acknowledges notice that lessor's interest under the lease and the rent and all other sums due thereunder will be assigned to you as part of the security for a mortgage loan by you to lessor. In the event that Teachers Insurance and Annuity Association of America, as lender, notifies the undersigned of a default under the mortgage and demands that the undersigned pay its rent and all other sums due under the lease to lender, lessee agrees that it shall pay its rent and all such other sums to lender.

Landlord's Initials	Tenant's Initials

EXHIBIT H

FORM OF LETTER OF CREDIT ACCEPTABLE TO LANDLORD

DRAFT
FOR DISCUSSION
PURPOSES ONLY

BANK OF AMERICA - CONFIDENTIAL PAGE: 1

DATE: JUNE 15, 2007

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: [redacted]

ISSUING BANK
BANK OF AMERICA, N.A.
1000 W. TEMPLE STREET
7TH FLOOR, CA9-705-07-05
LOS ANGELES, CA 90012-1514

BENEFICIARY
CARILLON PROPERTIES
C/O SKINNER DEVELOPMENT COMPANY
4100 CARILLON POINT
KIRKLAND, WA 98033

APPLICANT
AIRLINE INTELLIGENCE SYSTEMS INC.
4122 FACTORIA BLVD. SE, SUITE 310
BELLEVUE, WA 98006

AMOUNT
NOT EXCEEDING USD 510,000.00
NOT EXCEEDING FIVE HUNDRED TEN THOUSAND AND 00/100'S US DOLLARS

EXPIRATION
JUNE 7, 2008
AT OUR COUNTERS

GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE LETTER OF CREDIT IN YOUR FAVOR FOR DRAWINGS UP TO BUT NOT EXCEEDING THE AGGREGATE SUM OF FIVE HUNDRED TEN THOUSAND AND N0/100 (USD 510,000.00). FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE BY BENEFICIARY'S SIGHT DRAFTS DRAWN ON BANK OF AMERICA, N.A. ACCOMPANIED BY THE ORIGINAL OF THIS LETTER OF CREDIT AND THE FOLLOWING DOCUMENT:

A WRITTEN STATEMENT SIGNED BY AN AUTHORIZED OFFICER OF CARILLON PROPERTIES, THAT BENEFICIARY IS ENTITLED TO DRAW ON THE LETTER OF CREDIT PURSUANT TO THE TERMS OF THAT CERTAIN OFFICE LEASE BETWEEN AIRLINE INTELLIGENCE SYSTEMS INC. ("TENANT") AND CARILLON PROPERTIES ("LANDLORD) DATED JUNE __, 2007 (AS AMENDED TO DATE, THE "LEASE").

BENEFICIARY MAY DRAW ON THE LETTER OF CREDIT, IN WHOLE OR IN PART AT BENEFICIARY'S ELECTION, WITHOUT ADVANCE NOTICE TO APPLICANT, AT ANY TIME OR FROM TIME TO TIME.

DEMANDS BY FACSIMILE PRESENTATION IS PERMITTED TO OUR FACSIMILE NUMBER (213) 240-6989. IF DEMAND IS PRESENTED BY FASCIMILE, THE ORIGINAL LETTER OF CREDIT IS NOT REQUIRED.

PARTIAL DRAWING AND MULTIPLE PRESENTATIONS ARE PERMITTED.

THIS LETTER OF CREDIT SHALL EXPIRE ON JUNE _, 2008, BUT SUCH EXPIRATION DATE SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE

DRAFT

BANK OF AMERICA - CONFIDENTIAL PAGE: 2

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER: [redacted]

(1) YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, BUT IN NO EVENT LATER THAN JUNE _, 2013, UNLESS, AT LEAST SIXTY (60) DAYS BEFORE ANY EXPIRATION DATE, WE NOTIFY YOU BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS, THAT THIS LETTER OF CREDIT IS NOT EXTENDED BEYOND THE CURRENT EXPIRATION DATE. UPON RECEIPT OF SUCH NOTICE, YOU MAY DRAW ON THE THEN AVAILABLE AMOUNT OF THE LETTER OF CREDIT BY PRESENTATION OF THE ORIGINAL LETTER OF CREDIT AND YOUR DRAFT AT SIGHT DRAWN ON BANK OF AMERICA, N.A.

DRAFTS MUST BE MARKED: "DRAWN UNDER BANK OF AMERICA, N.A. LETTER OF CREDIT NUMBER [redacted]."

THIS LETTER OF CREDIT IS TRANSFERABLE WITHOUT COST TO THE TRANSFEROR. TRANSFER OF THIS LETTER OF CREDIT IS SUBJECT TO OUR RECEIPT OF BENEFICIARY'S INSTRUCTIONS IN THE FORM ATTACHED HERETO AS EXHIBIT A, ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND AMENDMENT(S) IF ANY. COSTS OR EXPENSES OF SUCH TRANSFER SHALL BE FOR THE ACCOUNT OF THE APPLICANT.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT BETWEEN THE HOURS OF 8:00 AM AND 5:00 P.M.(PST) MONDAY THROUGH FRIDAY ON A DAY WHEN BANK OF AMERICA, N.A. IS OPEN FOR BUSINESS AT 1000 W. TEMPLE STREET, 7TH FLOOR, MAIL CODE: CA9-705-07-05, LOS ANGELES, CA 90012 ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY EXTENDED DATE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 98 (INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590), TO THE EXTENT NOT INCONSISTENT OR IN CONFLICT WITH THE SPECIFIC TERMS OF THIS LETTER OF CREDIT.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CALL 213-481-7832.

BANK OF AMERICA, N.A.

BY:____________
NAME: CHERYL ...ERSON
TITLE: ... VICE-PRESIDENT

DRAFT FOR DISCUSSION PURPOSES

DRAFT COPY

FOR DISCUSSION AND REVIEW PURPOSES ONLY

PLEASE SIGNIFY YOUR ACCEPTANCE AND APPROVAL TO ISSUE THIS FORM:

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APPLICANT'S AUTHORIZED SIGNATURE (S) (DATE)

DRAFT

EXHIBIT A

TRANSFER FORM

DRAFT
FOR DISCUSSION PURPOSES ONLY

________________, 200_

Bank of America N.A.
1000 West Temple Street, 7th Floor
Los Angeles, CA 90012
Mail Code CA9-705-07-05

Re: Irrevocable Standby Letter of Credit No. ???????

We request you to transfer all of our rights as beneficiary under the Letter of Credit referenced above to the transferee, named below:

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Name of Transferee

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Address

By this transfer all our rights as the transferor, including all rights to make drawings under the Letter of Credit, go to the transferee. The transferee shall have sole rights as beneficiary, whether existing now or in the future, including sole rights to agree to any amendments, including increases or extensions or other changes. All amendments will be sent directly to the transferee without the necessity of consent by or notice to us.

We enclose the original letter of credit and any amendments. Please indicate your acceptance of our request for the transfer by endorsing the letter of credit and sending it to the transferee with your customary notice of transfer.

The signature and title at the right conform with those shown in our files as authorized to sign for the beneficiary. Policies governing signature authorization as required for withdrawals from customer accounts shall also be applied to the authorization of signatures on this form. The authorization of the Beneficiary's signature and title on this form also acts to certify that the authorizing financial institution (i) is regulated by a U.S. federal banking agency; (ii) has implemented anti-money laundering policies and procedures that comply with applicable requirements of law, including a Customer Identification Program (CIP) in accordance with Section 326 of the USA PATRIOT Act; (iii) has approved the Beneficiary under its anti-money laundering compliance program; and (iv) acknowledges that Bank of America, N.A. is relying on the foregoing certifications pursuant to 31 C.F.R. Section 103.121 (b)(5).

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NAME OF BANK

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AUTHORIZED SIGNATURE AND TITLE

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PHONE NUMBER

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NAME OF TRANSFEROR

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NAME OF AUTHORIZED SIGNER AND TITLE

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AUTHORIZED SIGNATURE

______________________ Landlord's Initials ______________________ Tenant's Initials